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Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

Case No. 02-12834 and 02-41729 through 02-41957*
Chapter 11

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(Name of Debtors)

Monthly Operating Report for
the period ended April 30, 2004**

Debtors' Address:
 5619 DTC Parkway
Greenwood Village, CO 80111

Willkie Farr & Gallagher LLP
(Debtors' Attorneys)

Monthly Operating Loss: $(3,139)
($ in thousands)

Report Preparer:

The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under the penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.**

Date: May 25, 2004

/s/ SCOTT MACDONALD Scott Macdonald Senior Vice President and Chief Accounting Officer

Indicate if this is an amended statement by checking here

AMENDED STATEMENT

* Refer to Schedule VI for a listing of Debtors by Case Number

**All amounts herein are preliminary and subject to revision. The Debtors reserve all rights to revise this report.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

UNAUDITED CONSOLIDATED BALANCE SHEET

(Dollars in thousands, except per share amounts)

April 30, 2004
ASSETS:
Cash and cash equivalents	$251,144
Restricted cash	84,615
Subscriber receivables—net	203,606
Prepaid expenses	60,248
Investments	22,697
Intercompany receivables	27,675,865
Related party receivables	1,890,951
Property, plant and equipment—net	7,017,938
Intangible assets—net	15,387,530
Other assets—net	416,405

Total assets	$53,010,999

LIABILITIES AND STOCKHOLDERS' EQUITY:
Accounts payable	$87,466
Subscriber advance payments and deposits	110,441
Accrued interest and other liabilities	465,293
Intercompany payables	629,266
Related party payables	162,471
Parent and subsidiary debt	467,062
Deferred income taxes	2,004,835

3,926,834

Liabilities subject to compromise:
Parent and subsidiary debt	13,421,601
Parent and subsidiary debt under co-borrowing credit facilities attributable to Rigas family entities	2,846,156

16,267,757
Accounts payable	979,793
Accrued interest and other liabilities	517,714
Intercompany payables	27,012,249
Related party payables	1,358,965
Cumulative redeemable exchangeable preferred stock	148,794

Total liabilities subject to compromise	46,285,272

Total liabilities	50,212,106

Minority interests	544,607

Stockholders' equity:
Convertible preferred stock	397
Class A and Class B common stock, $.01 par value, 1,500,000,000 shared authorized, 254,842,461 shares issued and outstanding	2,548
Additional paid-in capital	9,460,346
Accumulated other comprehensive loss	(6,585)
Accumulated deficit	(4,206,863)
Treasury stock, at cost	(149,401)

5,100,442
Amounts due from Rigas family entities under co-borrowing credit facilities	(2,846,156)

Total stockholders' equity	2,254,286

Total liabilities and stockholders' equity	$53,010,999

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

	Month Ended April 30, 2004	Twenty-two Months Ended April 30, 2004
Revenue	$322,618	$6,465,636
Cost and expenses:
Direct operating and programming	200,835	4,172,689
Selling, general and administrative	31,640	413,249
Depreciation and amortization	80,378	1,646,389
Impairment of long-lived and other assets	—	72,134
Non-recurring professional fees	10,377	109,523

Operating income (loss) before reorganization expenses due to bankruptcy	(612)	51,652
Reorganization expenses due to bankruptcy	2,527	160,659

Operating loss	(3,139)	(109,007)

Other income (expense):
Interest expense	(32,153)	(745,278)
Equity in losses of affiliates—net	(125)	(107,836)
Minority interest in losses (earnings) of subsidiaries—net	(585)	16,250
Other-than-temporary impairment of investments and other assets	—	(72,909)
Other	220	15,492

	(32,643)	(894,281)

Net loss from continuing operations before income taxes	(35,782)	(1,003,288)
Income tax benefit	—	35

Net loss from continuing operations	(35,782)	(1,003,253)
Discontinued operations	(1,035)	(46,139)

Net loss applicable to common stockholders	$(36,817)	$(1,049,392)

Net loss per weighted average share outstanding—basic and diluted	$(0.15)	$(4.14)

Weighted average shares outstanding (in thousands)—basic and diluted	253,748	253,748

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Month Ended April 30, 2004	Twenty-two Months Ended April 30, 2004
Cash flows from operating activities:
Net loss	$(36,817)	$(1,049,392)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	80,378	1,646,389
Amortization of bank financing costs	2,134	38,728
Impairment of long-lived and other assets	—	72,134
Other-than-temporary impairment of investments and other assets	—	72,909
Minority interest in earnings (losses) of subsidiaries—net	585	(16,250)
Equity in losses of affiliates, net	125	107,836
Gain on sale of assets—net	—	(3,864)
Depreciation, amortization and other non-cash items from discontinued operations	289	46,366
Other non-cash items	—	3,856
Reorganization expenses due to bankruptcy	2,527	160,659
Non-recurring professional fees, net of amounts paid	10,402	38,736
Change in assets and liabilities:
Subscriber receivables—net	10,351	(2,792)
Prepaid expenses—net	11,208	(6,331)
Other assets—net	12,715	(48,404)
Accounts payable	(22,785)	(15,455)
Subscriber advance payments and deposits	(12,657)	32,609
Accrued interest and other liabilities	(48,086)	258,625
Liabilities subject to compromise	(16,590)	(17,848)
Intercompany receivables and payables—net	(625)	(21,198)

Net cash provided by (used in) operating activities before payment of reorganization expenses	(6,846)	1,297,313
Reorganization expenses paid during the period	(3,583)	(127,568)

Net cash provided by (used in) operating activities	(10,429)	1,169,745

Cash flows from investing activities:
Expenditures for property, plant and equipment	(67,994)	(1,325,364)
Cash paid for acquisitions	—	(2,890)
Changes in restricted cash	(1,128)	(83,233)
Investment distributions and contributions—net	—	(2,697)
Related party receivables and payables—net	380	30,722
Other	—	118

Net cash used in investing activities	(68,742)	(1,383,344)

Cash flows from financing activities:
Proceeds from debt	66,000	423,000
Payments of debt	(2,372)	(51,845)
Payment of debtor in possession bank financing costs	—	(48,797)

Net cash provided by financing activities	63,628	322,358

Change in cash and cash equivalents	(15,543)	108,759
Cash and cash equivalents, beginning of period	266,687	142,385

Cash and cash equivalents, end of period	$251,144	$251,144

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED STATEMENTS

(Dollars in thousands)

1.     Organization, Business and Proceedings under Chapter 11

        Adelphia Communications Corporation and its subsidiaries ("Adelphia" or the "Company") owns, operates and manages cable television systems and other related businesses. Adelphia's operations primarily consist of providing analog and digital cable services, high-speed Internet access and other advanced services over Adelphia's broadband networks. These services are generally provided to residential customers. These services are offered in the respective franchise areas under the name Adelphia. Cable systems owned by Adelphia are located in 30 states and Puerto Rico, with large clusters in Los Angeles, Western Pennsylvania, Ohio, Western New York, New England, Florida, Virginia and Colorado Springs.

        Solely for the purposes of the accompanying unaudited consolidated financial statements, the accounts of Adelphia, including its majority-owned subsidiaries and subsidiaries that are at least 50% owned and controlled by Adelphia, are included with the exception of those subsidiaries/entities (the "Non-Filing Entities") who did not file voluntary petitions under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") and Century-ML Cable Venture ("CMLCV"), a joint venture of which Adelphia is the managing partner and whose bankruptcy filing is administered separately. The Non-Filing Entities as of April 30, 2004 include Palm Beach Group Cable, Inc., Palm Beach Group Cable Joint Venture, Century-ML Cable Corporation, Praxis Capital Ventures, L.P., St. Mary's Television, Inc., Adelphia Brasil, Ltda, STV Communications and Main Security Surveillance, Inc. As of and for the month ended April 30, 2004, the Non-Filing Entities were not significant to the consolidated results of operations, financial position, or cash flows of the filing entities. The accompanying unaudited consolidated financial statements do not include any entities owned and/or controlled by John J. Rigas or his family (the "Rigas Family" or "Rigas Entities").

Bankruptcy Proceedings

        On June 25, 2002, Adelphia and all of its wholly-owned subsidiaries (excluding Century Communications Corporation ("Century") which filed on June 10, 2002) (all filing entities, including Century, herein known as the "Debtors" or "Filing Entities"), except for the Non-Filing Entities and CMLCV which filed on September 30, 2002 (see Note 19), filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The Debtors are operating their business as debtors-in-possession under Chapter 11. On July 11, 2002, the Office of the United States Trustee for the Southern District of New York (the "U.S. Trustee") appointed a statutory committee of unsecured creditors (the "Creditors' Committee"). In addition, on July 31, 2002, the U.S. Trustee appointed a statutory committee of equity holders (the "Equity Committee" and collectively with the Creditors' Committee, the "Committees"). The Committees have the right to, among other things, review and object to certain business transactions and may participate in the formulation of the Company's long-term business plan and plan of reorganization. The Company has received several extensions from the Bankruptcy Court of the period within which to file a plan of reorganization (the "Exclusive Period") and solicit acceptances thereof (the "Solicitation Period"), with the latest extension of the Exclusive Period and the Solicitation Period being through February 17, 2004 and April 20, 2004, respectively. On February 9, 2004, the Debtors filed a motion requesting an additional extension of the Exclusive and Solicitation Periods to April 17, 2004 and June 19, 2004, respectively. On February 5, 2004, the Equity Committee filed a motion to terminate the Debtors' Exclusive and Solicitation Periods. On

February 17, 2004, the Rigas Family filed a motion to terminate the Debtors' Exclusive and Solicitation Periods. Other objections have been filed to the Debtors' extension motion by parties in interest in these cases, including by the agents for the pre-petition lenders and certain creditors. Bridge orders were entered by the Bankruptcy Court extending the Exclusive and Solicitation Periods until the hearing on the motions is held and a determination by the Bankruptcy Court is made. A hearing on all of these motions has been adjourned, due to the exploration of the sales process discussed below, to a date to be determined by the Bankruptcy Court. Until such hearing, the Exclusive Period and the Solicitation Period are continuing.

        On February 25, 2004, the Debtors filed their proposed joint plan of reorganization (the "Plan") and related draft disclosure statement with the Bankruptcy Court and announced that they had received commitments for $8.8 billion in exit financing. A hearing on the Debtors' motion seeking approval of the exit financing is now scheduled for June 14, 2004. The Debtors are not soliciting acceptances of the Plan at this time, and any such solicitation will be made only after the disclosure statement relating to the Plan has been approved by the Bankruptcy Court. In order to successfully emerge from bankruptcy, the Debtors must, among other things: (1) obtain an order of the Bankruptcy Court approving the disclosure statement as containing "adequate information", (2) solicit the approval of the Plan from the holders of claims against and equity interests in each class that are impaired and not deemed to have rejected the Plan, (3) obtain an order from the Bankruptcy Court confirming the Plan and (4) consummate the Plan. No date for a hearing on the disclosure statement has been scheduled at this time. In order to obtain a confirmation order, the Bankruptcy Court will have to find, among other things, that each class of impaired claims or equity interests has either accepted the Plan or the Plan meets the requirements of the Bankruptcy Code to "cram down" the non-accepting class. In addition, the Bankruptcy Court must find that the Plan meets certain other requirements specified in the Bankruptcy Code. Confirmation of the Plan would resolve, among other things, the Debtors' pre-petition obligations, determine the revised capital structure of the newly reorganized Debtors and provide for their corporate governance following emergence from bankruptcy. There can be no assurance that the Bankruptcy Court will find that the Plan satisfies all requirements necessary for confirmation by the Bankruptcy Court. There also can be no assurance that modifications to the Plan will not be required for confirmation or that such modifications would not necessitate the resolicitation of votes of holders of claims and equity interests. In addition, if the Plan is rejected by certain classes of claims or equity interests, the Bankruptcy Court may or may not confirm it. As the resolution of several matters are conditions to the consummation of the Plan, there can be no assurance as to whether or when the Plan will be confirmed by the Bankruptcy Court, or if confirmed whether or when the Plan will be consummated. While the Plan proposes, among other things, the reorganization of the Debtors and claims against them, it does not address the reorganization of CMLCV.

        On April 22, 2004, the Debtors announced that they will explore a possible sale of the Company as one alternative to a plan for an independent company upon emergence. The Debtors intend to determine whether a sales process will deliver greater value to the Debtors' constituencies than the value proposed by the Plan. While the Debtors will explore the possible sale, the Debtors also intend to continue to pursue a plan for an independent company upon emergence. The Debtors intend to compare the value created in the Debtors' proposed plan of reorganization to the value created in the sales process and pursue the course of action that is in the best interests of their constituents.

Bankruptcy Costs and Fees

        In connection with the effectiveness of a plan or plans of reorganization, the Company will incur certain costs and fees. Certain of these expenses will be due once the plan of reorganization is approved by the Bankruptcy Court and include cure costs, financing fees and success fees. The Company is currently aware of certain success fees that potentially could be paid to representatives of the Company and the Committees upon the Company's emergence from bankruptcy. Currently, these contingent fees are estimated to be between $27,000 to $31,500. As no plan or plans of reorganization have been confirmed by the Bankruptcy Court, no accrual for such amounts has been recorded in the accompanying unaudited consolidated financial statements. In addition, to the extent that amounts are drawn on the Company's proposed exit financing facilities in connection the consummation of a plan or plans of reorganization, the Company will be required to pay the lenders thereunder certain fees and expenses. As the proposed exit financing facilities have not yet been approved by the Bankruptcy Court, no accrual for such amounts has been recorded in the accompanying unaudited consolidated financial statements.

Basis of Presentation

        Until a plan or plans of reorganization is confirmed by the Bankruptcy Court, the unaudited consolidated financial statements of the Company have been prepared using guidance prescribed by the American Institute of Certified Public Accountants' ("AICPA") Statement of Position 90-7 "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7") and generally accepted accounting principles in the United States of America ("GAAP"). These unaudited consolidated financial statements are not intended to present fairly the financial position of the Company as of April 30, 2004, or the results of its operations or its cash flows for the one and twenty-two month periods ended April 30, 2004 in conformity with GAAP because the accompanying unaudited consolidated financial statements exclude the financial position, results of operations and cash flows of the Non-Filing Entities and CMLCV. Furthermore, the accompanying unaudited consolidated financial statements do not include all of the information and footnote disclosures required by GAAP for complete financial statements.

        The accompanying unaudited consolidated financial statements of the Company have been prepared on a going concern basis, which assumes the realization of assets and the payment of liabilities in the ordinary course of business, and do not reflect any adjustments that might result if the Company is unable to continue as a going concern. As a result of the reorganization proceedings under Chapter 11 of the Bankruptcy Code, the Company may take, or may be required to take, actions which may cause assets to be realized, or liabilities to be liquidated, for amounts other than those reflected in the accompanying unaudited consolidated financial statements. SOP 90-7 requires that pre-petition liabilities that are subject to compromise be segregated in the unaudited consolidated balance sheet as liabilities subject to compromise and that revenue, expenses, realized gains and losses, and provisions for losses resulting directly from the reorganization due to the bankruptcy be reported separately as reorganization expenses in the unaudited consolidated statements of operations. See Note 5 to these unaudited consolidated financial statements for further discussion.

        As a result of the Company's recurring losses, the Chapter 11 filing and circumstances relating to these events (including the Company's debt structure), actions taken by Rigas management and current economic conditions, realization of assets and liquidation of liabilities are subject to significant uncertainty. In order to provide liquidity through June 2004, the Company entered into an Amended and Restated Credit and Guaranty Agreement dated as of August 26, 2002, as amended, with a group of lenders led by JP Morgan Securities Inc. and CitiGroup Global Markets Inc. as Co-Lead Arrangers (the "DIP Lenders"), for a Debtor-in-Possession Credit Facility (the "DIP Facility"). On April 21, 2004, the Debtors filed a motion with the Bankruptcy Court seeking an order authorizing and approving a form of Second Amended and Restated Credit and Guaranty Agreement (the "Extended DIP Facility") and a related commitment letter and fee letter, each dated April 16, 2004, and the payment of related fees and expenses. The Extended DIP Facility and the related commitment and fee letters were approved by the Bankruptcy Court on May 6, 2004 and, on May 10, 2004, the Company closed on the Extended DIP Facility. Certain terms of the DIP Facility and the Extended DIP Facility are more fully described in Note 2 below. The Company believes that cash flows from operations, along with the financing provided through the Extended DIP Facility, should allow the Company to continue as a going concern; however, there can be no assurance of this. The Company's ability to continue as a going concern is also dependent upon its ability to maintain compliance with covenants under the Extended DIP Facility and the ability to generate sufficient cash flow from operations and financing sources to meet its obligations as they become due.

        In the event a Chapter 11 plan or plans of reorganization is confirmed by the Bankruptcy Court and becomes effective, continuation of the Company's business thereafter will be dependent on the Company's ability to achieve positive operating results and maintain satisfactory capital and liquidity. Until a plan or plans of reorganization is confirmed by the Bankruptcy Court and becomes effective, there can be no assurance that the Company will emerge from these bankruptcy proceedings. Furthermore, the effect on the Company's business from the terms and conditions of such a plan or plans of reorganization cannot be determined at this time and, therefore, also raises substantial doubt regarding the Company's ability to continue as a going concern.

        The accompanying unaudited consolidated financial statements have been derived from the books and records of the Company. However, certain financial information has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP. Upon the application of such procedures (e.g., tests for asset impairment), the Company believes that the financial information of the Debtors will change, and these changes will be material. The Company's intangible assets primarily consist of purchased franchises and goodwill that resulted from the allocation of the purchase price of previously acquired cable systems. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets", the Company discontinued amortizing its purchased franchise and goodwill intangibles as of January 1, 2002. SFAS No. 142 requires annual testing for impairment of goodwill and indefinite-lived intangible assets (e.g., purchased franchise intangibles), or more frequently as warranted by events or changes in circumstances. At this time, the Company has not completed its impairment test of its purchased franchise and goodwill intangible assets. Any adjustment, as a result of an analysis performed in accordance with SFAS No. 142, may have a material impact on the Company's financial statements. Additionally, the Company has not completed its adoption of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which addresses the financial accounting and reporting for the impairment of long-lived assets and long-lived assets to be disposed of. Once the Company has completed its adoption of SFAS No. 144, an adjustment to the financial statements may be required and this adjustment may be material to the financial statements. Furthermore, the Company disclosed in its Current Report on Form 8-K, dated June 10, 2002, that it believes that certain financial information reported by Rigas management was unreliable. As such, the books and records of the Company from which the accompanying unaudited consolidated financial statements of the Debtors are derived may not accurately reflect the financial condition, results of operations and cash flows of the Debtors.

        The Company is reviewing its books and records and other information on an on-going basis to determine whether the accompanying unaudited consolidated financial statements of the Debtors should be supplemented or otherwise amended. The Company reserves the right to file, at any time, such supplements or amendments to these accompanying unaudited consolidated financial statements. The accompanying unaudited consolidated financial statements should not be considered an admission regarding any of the Debtors' income, expenditures or general financial condition, but rather, a current compilation of the Debtors' books and records. The Company does not make, and specifically disclaims, any representation or warranty as to the completeness or accuracy of the information set forth herein.

        All significant intercompany accounts have been presented gross for purposes of these unaudited consolidated financial statements and accordingly, have not been eliminated in consolidation. GAAP would require that these intercompany balances be eliminated in consolidation. See Note 8 to these unaudited consolidated financial statements for further discussion.

        As previously stated, certain footnote disclosures normally included in unaudited consolidated financial statements prepared in accordance with GAAP have been condensed or omitted. In the opinion of management, all disclosures considered necessary for an informative presentation have been included herein. As further discussed in Dismissal of Former Independent Public Accountants/New Management below, PricewaterhouseCoopers, LLP ("PwC"), the Company's independent auditors, has not completed its audit as of and for the years ended December 31, 2003, 2002 and 2001 or its re-audits as of and for the years ended December 31, 2000 and 1999.

Discontinued Operations

        As more fully described in Note 17, in April 2004, the Company transferred the economic risks and benefits of certain assets which provide competitive local exchange carrier ("CLEC") telecommunication services. The Company has determined that such CLEC assets should be presented as discontinued operations beginning in April 2004.

Reclassification

        Certain amounts for the twenty-two months ended April 30, 2004 have been reclassified to conform with the April 30, 2004 monthly presentation.

        In accordance with SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," the Company has reclassified "Cumulative redeemable exchangeable preferred stock" as a liability in the accompanying unaudited consolidated balance sheet.

Dismissal of Former Independent Public Accountants/New Management

        As disclosed in its Current Report on Form 8-K filed on June 14, 2002, as amended, the Company, on June 9, 2002, dismissed Deloitte & Touche LLP ("Deloitte"), its former independent public accountants.

        As a result of actions taken by management of the Company during the time that it was controlled by the Rigas Family ("Rigas Management"), the Company has not yet completed its financial statements as of and for the years ended December 31, 2003, 2002 and 2001 or received its independent auditor's report thereon. In addition, the Company has not filed with the Securities and Exchange Commission ("SEC") its Annual Reports on Form 10-K as of and for the years ended December 31, 2003, 2002 and 2001. Furthermore, the Company has not timely filed its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, September 30, 2003, June 30, 2003, March 31, 2003, September 30, 2002, June 30, 2002 and March 31, 2002. As of the date Deloitte was dismissed as the Company's independent accountants, Deloitte had not completed its audit or issued its independent auditors' report with respect to the Company's financial statements as of and for the year ended December 31, 2001. In addition, Deloitte withdrew the audit reports it had issued with respect to the financial statements of the Company and its subsidiaries. The Company is performing a review of its historical books and records, accounting policies and practices and financial statements to determine whether its books and records and financial statements need to be adjusted in light of the actions taken by management of the Company during the time that the Rigas Family held director and officer positions at the Company. Adelphia's current management is actively engaged in preparing restated financial statements for 1999 and 2000 and preparing financial statements for 2001, 2002 and 2003. In addition, PwC is preparing the audits for the years ended December 31, 2003, 2002 and 2001 and re-audits for the years ended December 31, 2000 and 1999. See Note 3 to these unaudited consolidated financial statements for further information.

        On November 6, 2002, the Company filed a lawsuit against Deloitte charging them with, among other charges, professional negligence, breach of contract, fraud and wrongful conduct. The Company is seeking compensation for all injury from Deloitte's conduct, as well as punitive damages. Deloitte filed preliminary objections to the complaint. On June 11, 2003, the Bankruptcy Court denied Deloitte's preliminary objections in their entirety. On September 15, 2003, Deloitte filed an answer and counterclaims with respect to the Company's complaint and also asserted claims against the Rigas Family. On January 9, 2004, the Company filed an answer to Deloitte's counterclaims and also served discovery requests on Deloitte, including (i) Adelphia's First Set of Document Requests and (ii) a Notice of Deposition of Deloitte's Corporate Designee. Deloitte moved to stay discovery in this action until completion of the U.S. Department of Justice's investigation of certain members of the Rigas Family and certain alleged co-conspirators, which Adelphia opposed. Discovery in the action has commenced.

        Effective March 18, 2003, the Company appointed William Schleyer to serve as its new Chief Executive Officer and Ronald Cooper to serve as its new President and Chief Operating Officer. The new Chief Executive Officer replaced the Interim Chief Executive Officer, who, along with other new members of management, took control of the Company in May 2002. The Company's employment of William Schleyer and Ronald Cooper was approved by the Bankruptcy Court by Orders dated March 4, 2003 and March 7, 2003, respectively. Mr. Schleyer's employment agreement provides that he will be permitted to use the Company's aircraft in accordance with the corporate aircraft policy approved by the Board of Directors, and prohibits personal use of the aircraft. In October 2003, the Board of Directors approved an aircraft policy that provides, among other things, that reimbursed commuting under a timeshare arrangement does not constitute personal use of the aircraft if significant advantages to the Company in terms of time, money, security or productivity may be realized.

2.     Debt and Other Obligations

        Due to the commencement of the Chapter 11 filings and the Company's failure to comply with certain financial covenants, the Company is in default on substantially all of its pre-petition debt obligations. Except as otherwise may be determined by the Bankruptcy Court, the stay protection afforded by the Chapter 11 filings prevents any action from being taken with regard to any of the defaults under the pre-petition debt obligations. All of the pre-petition obligations are classified as liabilities subject to compromise in the accompanying consolidated balance sheet as of April 30, 2004. See Note 4 to these unaudited consolidated financial statements for further information.

DIP Facility

        In connection with the Chapter 11 filings, the Company entered into the $1,500,000 DIP Facility. The DIP Facility was approved by the Bankruptcy Court on August 23, 2002. Prior to the extension of the DIP Facility, which is described below, the DIP Facility was scheduled to expire on the earlier of June 25, 2004 or upon the occurrence of certain other events, including the effective date of a reorganization plan of the loan parties that is confirmed pursuant to an order of the Bankruptcy Court. The proceeds from borrowings under the DIP Facility could be used for general corporate purposes and investments, as defined in the DIP Facility. The DIP Facility was secured with a first priority lien on all of Adelphia's unencumbered assets, a priming first priority lien on all its assets securing its pre-petition bank debt, and a junior lien on all other assets subject to valid pre-existing liens. The DIP Facility consisted of a $1,300,000 revolving credit facility (the "Tranche A Loan") and a $200,000 loan (the "Tranche B Loan"). Loans under the DIP Facility accrued interest at the Alternate Base Rate (greatest of the Prime Rate, the Base CD Rate plus 1% or the Federal Funds Effective Rate plus .5%) plus 2.5% or the Adjusted LIBOR Rate, as defined in the DIP Facility, plus 3.5%. On September 3, 2002, the Company closed on the DIP Facility and, as part of the closing, the proceeds from the Tranche B Loan in the amount of $200,000 were funded by the DIP Lenders and transferred into credit-linked investment accounts maintained at JPMorgan Chase Bank (the "Tranche B Loan Proceeds"). The Company paid interest on the Tranche B Loan Proceeds, net of interest income, as defined.

        The terms of the DIP Facility contained certain restrictive covenants, which included limitations on the ability of the loan parties to (i) incur additional guarantees, liens and indebtedness, (ii) sell or otherwise dispose of certain assets and (iii) pay dividends or make other distributions, loans or payments to Adelphia or to other loan parties who did not belong to the same designated subsidiary borrowing group. The DIP Facility also required compliance with certain financial covenants with respect to operating results and capital expenditures. These financial covenants became effective for periods beginning May 1, 2003. From time to time, the Company and the DIP Lenders entered into certain amendments to the terms of the DIP Facility. In addition, from time to time, the Company received waivers of certain defaults, including covenant defaults, under the DIP Facility. Prior to the extension of the DIP Facility, the Company believes that it was in material compliance with all of the requirements of the DIP Facility.

        On July 10, 2003 and January 28, 2004, certain loan parties made mandatory prepayments of principal on the DIP Facility in connection with the consummation of certain asset sales. As a result, the total commitment for the entire DIP Facility was reduced to $1,497,751, with the total commitment of the Tranche A Loan being reduced to $1,298,866 and the total commitment of the Tranche B Loan being reduced to $198,885. As of April 30, 2004, $221,866 under the Tranche A Loan has been drawn and letters of credit totaling $70,375 have been issued under the Tranche A Loan, leaving availability of $1,006,625 under the Tranche A Loan. Furthermore, as of April 30, 2004, $198,885 under the Tranche B Loan has been drawn and letters of credit totaling $44,190 have been issued secured by the Tranche B Loan Proceeds. A portion of the restricted cash in the accompanying consolidated balance sheet reflects the Tranche B Loan Proceeds securing letters of credit issued under the Tranche B Loan.

        On May 10, 2004, the Debtors entered into the $1,000,000 Extended DIP Facility, which supercedes and replaces the DIP Facility. The Extended DIP Facility was approved by the Bankruptcy Court on May 6, 2004 and closed on May 10, 2004. Except as set forth below, the material terms and conditions of the Extended DIP Facility are substantially identical to the material terms and conditions of the DIP Facility described above, including with respect to the covenants and collateral securing the Extended DIP Facility.

        The Extended DIP Facility matures upon the earlier of March 31, 2005 or the occurrence of certain other events, including the effective date of a plan of reorganization of the loan parties that is confirmed pursuant to an order of the Bankruptcy Court. The Extended DIP Facility is comprised of an $800,000 Tranche A Loan and a $200,000 Tranche B Loan. The applicable margin on loans extended under the Extended DIP Facility was reduced (when compared to the DIP Facility) to 1.50% per annum in the case of Alternate Base Rate loans and 2.50% per annum in the case of Adjusted LIBOR Rate loans. In addition, under the Extended DIP Facility, the commitment fee with respect to the unused portion of the Tranche A Loan was reduced (when compared to the DIP Facility) to 0.50% to 0.75% depending upon the amount of the unused portion of the Tranche A Loan. The Extended DIP Facility also provides for, among other things, (a) a decrease in the commitment and primary letter of credit fee rates, (b) a change to certain letter of credit provisions to enable certain letters of credit to remain outstanding following the maturity date of the Extended DIP Facility and (c) a change to certain borrowing limits of the designated subsidiary borrowing groups and an extension of the financial covenant levels of each designated subsidiary borrowing group through the maturity date of the Extended DIP Facility. The foregoing summary of certain terms of the Extended DIP Facility is qualified in its entirety by reference to the Extended DIP Facility, a copy of which was filed by the Company on a Current Report on a Form 8-K on May 12, 2004.

Co-Borrowing Credit Facilities

        As disclosed in the Company's Current Report on Form 8-K filed on May 24, 2002, various subsidiaries of the Company have entered into co-borrowing credit facilities with certain entities owned by the Rigas Family. Historically, the Company's financial statements reported borrowings attributable only to the Company under such co-borrowing credit facilities and provided footnote disclosure as to the total amount of borrowings permitted under such facilities without disclosing the amount of borrowings attributable to entities owned by the Rigas Family. Therefore, the entire co-borrowing credit facilities were not reflected as indebtedness on the Company's historical financial statements.

        As discussed in Note 1, at this time, PwC has not completed its audits of the Company's financial statements as of and for the years ended December 31, 2003, 2002 and 2001 and the Company is engaged in preparing restated financial statements as of and for the years ended December 31, 2000 and 1999. As disclosed in its Current Reports on Form 8-K filed on May 24 and June 10, 2002, after initial discussions with the SEC in early May 2002, the Company announced on May 24, 2002 that it had tentatively concluded that it would increase the Company's indebtedness by $2,846,156 to reflect the full amount of borrowings by entities owned by the Rigas Family for which subsidiaries of the Company are jointly and severally liable. Accordingly, the accompanying unaudited consolidated financial statements reflect an increase of $2,846,156 of such indebtedness of parent and subsidiary debt in liabilities subject to compromise with a corresponding receivable from such Rigas Entities reflected as a reduction in stockholders' equity. Since consultations are continuing with the SEC and PwC, and PwC has not yet completed its audit of the Company's financial statements, the accounting treatment for the increase in parent and subsidiary debt and the reduction in stockholders' equity for the corresponding receivable reflected in the accompanying unaudited financial statements has yet to be finalized. The final accounting treatment may result in a materially different treatment from that presented herein.

        On July 6, 2003, the Creditors' Committee filed an adversary proceeding against the Debtors' Pre-Petition Agents and Pre-Petition Secured Lenders (collectively, the "Defendants") on behalf of the Debtors and their estates seeking, among other things, to: (i) recover as fraudulent transfers the principal and interest paid by the Debtors to the Defendants; (ii) avoid as fraudulent transfer obligations the Debtors' obligation, if any, to repay the Defendants; (iii) recover damages for breaches of fiduciary duties to the Debtors and for aiding and abetting fraud and breaches of fiduciary duties by the Rigas Family; (iv) equitably disallow, subordinate or re-characterize each of the Defendants' claims in the Debtors' bankruptcy proceedings; (v) avoid and recover certain preferential transfers made to certain of the Defendants; and (vi) recover damages for violations of the Bank Holding Company Act. On July 29, 2003, the Bankruptcy Court entered a Stipulation and Order Regarding (a) the Creditors' Committee's Motion for Leave to Prosecute Claims and Causes of Action Against the Defendants, (b) the Equity Committee's Motion to Intervene in the Adversary Proceeding and (c) the Pre-Petition Agents' Responses in Opposition to the Motion of the Creditors' Committee and the Equity Committee and Alternative Motions to Dismiss the Creditors' Committee's Complaint. On July 31, 2003, the Equity Committee filed a motion seeking authority to file additional claims against the Pre-Petition Lenders. By decision and order of the Bankruptcy Court, on August 5, 2003, the Bankruptcy Court determined that the Creditors' Committee had met the applicable legal standards to assert claims on behalf of the Debtors. On or about October 3, 2003, certain of the Defendants filed objections to the Creditors' Committee's motion seeking standing to pursue the adversary proceeding filed against the Defendants. On or about January 13, 2004, the Creditors' Committee filed its memorandum of law in opposition to objections to standing and motions to dismiss. In late March and early April 2004, each of the Debtors' Pre-Petition Agents filed adversary proceedings against the Debtors, seeking, among other things, a judicial determination of certain of their rights purusant to their respective credit agreements. The Debtors have not responded yet to any of these actions.

Parent and Subsidiary Debt

        The following information is an update of certain disclosures relating to the book value of the Company's debt, as reflected on its books and records, included in Note 4 to Adelphia's consolidated financial statements contained in the Annual Report on Form 10-K as of and for the year ended

December 31, 2000. The book value of such indebtedness does not necessarily reflect the amount of the claim of the holders' of such indebtedness in the Company's bankruptcy proceeding.

Parent Debt:	April 30, 2004
9 1/4% Senior Notes due 2002	$325,000
8 1/8% Senior Notes due 2003	149,817
10 1/2% Senior Notes due 2004	150,000
7 1/2% Senior Notes due 2004	100,000
10 1/4% Senior Notes due 2006	487,698
9 7/8% Senior Notes due 2007	348,417
8 3/8% Senior Notes due 2008	299,438
7 3/4% Senior Notes due 2009	300,000
7 7/8% Senior Notes due 2009	350,000
9 3/8% Senior Notes due 2009	497,048
10 7/8% Senior Notes due 2010	745,316
10 1/4% Senior Notes due 2011	1,000,000
6% Convertible Subordinated Notes due 2006	1,024,924
3 1/4% Convertible Subordinated Notes due 2021	978,253
9 7/8% Senior Debentures due 2005	129,286
9 1/2% Pay-In-Kind Notes due 2004	31,847

Total parent debt	$6,917,044

Subsidiary Debt:
Notes to banks	$3,970,532
DIP Facility	420,750
10 5/8% Senior Notes of Olympus due 2006	202,243
11% Senior Subordinated Notes of FrontierVision Due 2006	207,953
11 7/8% Senior Discount Notes Series A of FrontierVision due 2007	244,639
11 7/8% Senior Discount Notes Series B of FrontierVision due 2007	89,953
Zero Coupon Senior Discount Notes of Arahova due 2003	412,601
9 1/2% Senior Notes of Arahova due 2005	250,590
8 7/8% Senior Notes of Arahova due 2007	245,371
8 3/4% Senior Notes of Arahova due 2007	219,168
8 3/8% Senior Notes of Arahova due 2007	96,046
8 3/8% Senior Notes of Arahova due 2017	94,924
Senior Discount Notes of Arahova due 2008	348,086
Other subsidiary debt and capital leases	168,763

Total subsidiary debt	$6,971,619

Total parent and subsidiary debt, exclusive of co-borrowing credit facilities	13,888,663
Debt under co-borrowing credit facilities attributable to Rigas Entities	2,846,156

$16,734,819

        In connection with the Company's ongoing review of its books and records and other information, an adjustment was made for liabilities subject to compromise regarding classification of leases. For purposes of this report only, leases which are being paid on a current basis, have not been treated as liabilities subject to compromise.

        Total parent and subsidiary debt, exclusive of debt under co-borrowing credit facilities attributable to Rigas Entities, of $13,888,663 consists of liabilities subject to compromise of $13,421,601, bank financing under the DIP Facility of $420,750 and capital leases of $46,312.

Weighted average interest rate payable by subsidiaries under credit agreements with banks	4.81%

        On December 29, 2003, certain holders of prepetition convertible subordinated debt issued by Adelphia Communications Corporation ("ACC") and the Bank of New York, as trustee with respect to such debt, filed a lawsuit (the "X-Clause Litigation") against ACC seeking, among other things, a declaratory judgment stating that under the provisions of the applicable indentures, such holders are entitled to receive and retain their pro rata portion of payment on their claims to the extent that distributions are made to ACC's senior note holders in the form of Common Stock under any plan proposed in the chapter 11 cases. By order dated April 13, 2004, the Bankruptcy Court dismissed the X-Clause Litigation, without prejudice, because the issue presented was not ripe for decision.

Interest Expense

        Interest expense totaled $32,153 and $745,278 for the one and twenty-two month periods ended April 30, 2004, respectively, of which $11,892 and $288,657 is attributable to the Rigas Entities under co-borrowing credit facilities. In accordance with SOP 90-7, interest expense is reported only to the extent that it will be paid during Chapter 11 proceedings or will be allowed on a secured or unsecured claim. Had the Company not filed voluntary petitions under Chapter 11 of the Bankruptcy Code, the amount of interest expense that would have been reported in the unaudited consolidated statement of operations, for the one and twenty-two month periods ended April 30, 2004 is $93,776 and $2,106,295, respectively.

Other

        By order dated August 7, 2003, the Bankruptcy Court ordered that the Rigas Family could cause the Rigas Entities to pay on their behalf certain defense costs, not to exceed $15,000 in the aggregate. The order does not require any Debtor to advance funds of any Debtor's estate for such defense costs. Adelphia and the Creditors' Committee both appealed the order. The United States District Court for the Southern District of New York temporarily stayed the order. On September 2, 2003, the Bankruptcy Court approved a stipulation and order (the "Rigas Stipulation") between the Debtors, the Rigas Family and certain other parties that allowed the Rigas Entities to advance up to $15,000 in defense costs to the Rigas Family, acknowledged that certain Rigas Entities were in default under certain co-borrowing facilities and delegated certain management rights to the Company with respect to the Rigas Entities. On February 18, 2004, the Bankruptcy Court approved the request of the Rigas Family for an additional $12,800 for criminal defense costs only (the "February 18 Rigas Order"). The Debtors and Creditors' Committee appealed the February 18 Rigas Order. The Debtors' motion for a stay of the Bankruptcy Court's order, pending appeal in the District Court, was denied by the District Court. A decision on the appeal has not been made. As of April 30, 2004, the Rigas Entities had advanced $18,771 to the Rigas Family for defense costs in accordance with the Rigas Stipulation and the February 18 Rigas Order.

3.     Correction in Accounting Policies and Practices / Provision for Accounting Changes

        Effective January 1, 2003, the Company, as part of its ongoing review of its historical books and records and its financial statements, corrected certain of its erroneous accounting policies and practices for Property, Plant and Equipment ("PP&E") relating to the capitalization of labor, labor-related costs, certain overhead costs, and certain materials (collectively, "Capitalized Costs") used in the maintenance of its cable systems. The erroneous capitalization of costs that were corrected included, among other things, Capitalized Costs for service calls and normal, ongoing maintenance to cable systems. Some of the items that had been capitalized included system electrical power, converter repairs, equipment repairs and maintenance contracts. The Company believes that the corrections were necessary in order to be in compliance with GAAP. At the time the Company filed its current report on Form 8-K dated February 25, 2003, the Company was still evaluating Capitalized Costs related to installation activities and internal construction (collectively, "Capitalized Installation and Construction Activities"). In April 2003, the Company corrected its erroneous accounting policies and practices related to Capitalized Installation and Construction Activities and recorded an adjustment of approximately $15,000 in the April 2003 accounting month to correct for these errors for the months of January through March 2003. These errors included the incorrect capitalization of reconnect and disconnect activities, which are prohibited by GAAP, as well as the improper capitalization or overcapitalization of certain overhead costs. This adjustment had the effect of increasing expenses and reducing capital expenditures in April 2003.

        The Company has not restated previously filed Adelphia Monthly Operating Reports and has not completed its review and analysis of its new accounting policies and practices for PP&E relating to Capitalized Costs, including Capitalized Installation and Construction Activities, on the financial statements for the years ended December 31, 2003, 2002, 2001, 2000 and 1999. However, the Company has recorded total adjustments of $144,000 in 2002 for estimated corrections in accounting polices and practices, comprised of (i) a May 2002 adjustment expensing approximately $21,000 for certain costs erroneously capitalized under Rigas Management accounting policies and practices, (ii) a December 2002 adjustment expensing approximately $21,000 for certain costs erroneously capitalized under Rigas Management accounting policies and practices, and (iii) an estimated provision for accounting changes of $51,000 in June 2002 and $8,500 per month from July 2002 through December 2002.

        The Company estimates that the new accounting policies and practices relating to Capitalized Costs, including Capitalized Installation and Construction Activities, for PP&E will materially increase expenses and decrease capital expenditures as compared to the accounting policies and practices of the Company under Rigas Management. The impact of the new accounting policies and practices relating to Capitalized Costs, including Capitalized Installation and Construction Activities, for PP&E on the Company's results of operations will vary based upon levels of activities. Furthermore, the Company is currently unable to determine the impact on depreciation expense attributable to these corrections for any period since the adjustments to the historical costs of PP&E for 2003, 2002, 2001, 2000 and 1999 have not yet been finalized. The impact of these changes and any other further changes will likely be material.

        Additionally, management has not completed its overall review of the Company's historical books and records, accounting policies and practices and financial statements, and accordingly, the Company may record additional adjustments for corrections in erroneous accounting policies and practices in addition to those adjustments already recorded for PP&E, and such adjustments may be material.

        PwC has not completed its audit of the Company's books for any period and their audit could result in further adjustments to the Company's results of operations and those adjustments could be material.

4.     Liabilities Subject to Compromise

        As discussed in Note 1 to the accompanying unaudited consolidated financial statements, the Company has been operating as a debtor-in-possession under Chapter 11 of the Bankruptcy Code since June 25, 2002. The Company is authorized to operate its business in the ordinary course.

        Due to the commencement of the Chapter 11 cases and the Company's failure to comply with certain financial covenants, the Company is in default on substantially all of its pre-petition debt

obligations.As a result of the Chapter 11 filing, all actions to collect the payment of pre-petition indebtedness are subject to compromise or other treatment under a plan or plans of reorganization. Generally, actions to enforce or otherwise effect payment of pre-Chapter 11 liabilities are stayed. However, as part of the first day orders and subsequent motions granted by the Bankruptcy Court, the Bankruptcy Court approved Adelphia's motions to pay certain pre-petition obligations including, but not limited to, employee wages, salaries, commissions, incentive compensation and other related benefits. The Company has been paying and intends to continue to pay undisputed post-petition claims in the ordinary course of business. In addition, the Company may assume or reject pre-petition executory contracts and unexpired leases with the approval of the Bankruptcy Court. Unless otherwise agreed to by the parties, the cost of curing any pre-petition executory contract or unexpired lease is borne by the Debtors. Any damages resulting from the rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise. By order dated October 24, 2003 (the "Bar Date Order"), the Bankruptcy Court established a bar date for filing proofs of claim against the Debtors' estates of the later of January 9, 2004 at 5:00 P.M. (Eastern Time) or 30 days after the date upon which the Debtors amend their respective Schedules of Liabilities or the Bankruptcy Court enters a rejection order. A bar date is the date by which proofs of claims must be filed if a claimant disagrees with how such claimant's claim appears on the Debtor's Schedules of Liabilities. The Company provided notice to all known claimants of the bar date and their need to file a proof of claim with the Bankruptcy Court. The aggregate amount of claims filed with the Bankruptcy Court far exceeds the Debtors' estimate of ultimate liability. The Debtors believe that many of these claims are duplicative, based upon contingencies that have not occurred, or otherwise are overstated, and are therefore invalid. Differences between amounts recorded by the Debtors and claims filed by creditors are being investigated and resolved in connection with the Debtors' claims resolution process. That process has commenced and, in light of the number of claims asserted, will take significant time to complete. Accordingly, the ultimate number and allowed amounts of such claims are not presently determinable. On July 31, 2003, each Debtor filed with the Bankruptcy Court its Schedules of Liabilities and Statement of Financial Affairs. On or about October 8, 2003, each Debtor filed its First Amendment to its Schedules of Liabilities and Statement of Financial Affairs. On or about October 24, 2003, certain of the Debtors filed a Second Amendment to their respective Schedules of Liabilities. Between February 27 and March 1, 2004, each Debtor filed its Schedules of Assets and February 2004 Amendments to Schedules of Liabilities and Executory Contracts and February 2004 Amendments to the Statement of Financial Affairs. On April 23, 2004 one of the Debtors filed its April 2004 Amendments to its Schedules of Liabilities.

        As of April 30, 2004, the Company had liabilities subject to compromise of $46,285,272. Liabilities subject to compromise have been reported in accordance with SOP 90-7. Such amounts may be subject to future adjustments depending on Bankruptcy Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, or other events. Such adjustments may be material to the amounts reported as liabilities subject to compromise.

        Valuation methods used in Chapter 11 reorganization cases vary depending on the purpose for which they are prepared and used and are rarely based on GAAP, the basis of which the accompanying financial statements are prepared, unless otherwise noted. Accordingly, the values set forth in the accompanying unaudited consolidated financial statements are not likely to be indicative of the values presented to or used by the Bankruptcy Court.

5.     Non-Recurring Professional Fees and Reorganization Expenses Due to Bankruptcy

        The Company is incurring certain non-recurring professional fees that, although not directly related to the Chapter 11 filing, relate to the Company's reorganization and have been incurred in response to the actions taken by Rigas Management. These expenses include the re-audit, legal, special investigation and forensic consultant fees of the Company and the Special Committee of the Board of Directors and have been included in non-recurring professional fees in the accompanying unaudited consolidated statements of operations. Based on the Company's interpretation of SOP 90-7, only those fees directly related to the Chapter 11 filing should be expensed and included in reorganization expenses due to bankruptcy in the unaudited consolidated statements of operations. These expenses include legal, restructuring and financial consultant fees for the Company and for Committee representatives.

6.     Accounts Payable, Accrued Expenses and Other Liabilities

        To the Company's knowledge, all undisputed post-petition trade payables are current and all premiums for insurance policies, including all workers' compensation and disability insurance policies, required to be paid are fully paid as of April 30, 2004.

        As stated in Note 1, the Company is reviewing its books and records and other information on an ongoing basis to determine whether the accompanying unaudited consolidated financial statements should be supplemented or otherwise amended. Management is currently performing a review to substantiate the completeness of all liabilities. Such review is ongoing and may result in additional adjustments to the accompanying unaudited consolidated financial statements.

7.     Preferred Stock

        In accordance with the accounting direction provided in SOP 90-7, the Company has discontinued accruing for its preferred stock dividends as of June 25, 2002, the filing date of the Chapter 11 cases. Had the Company not filed voluntary petitions under Chapter 11 of the Bankruptcy Code, preferred stock dividends would have been $5,750 and $126,500 for the respective one and twenty-two month periods ended April 30, 2004.

        On August 11, 2003, the Debtors initiated an adversary proceeding against the holders of various series of preferred stock of Adelphia (the "Preferred Stockholders"), seeking, among other things, to enjoin the Preferred Stockholders from exercising certain purported rights to elect directors to the Board of Directors due to Adelphia's failure to pay dividends and alleged breaches of debt-like covenants contained in the Certificates of Designations relating to the preferred stock. On August 13, 2003, certain of the Preferred Stockholders filed an action in the Delaware Chancery Court seeking a declaratory judgment of their purported right to appoint two directors to the Board of Directors (the "Delaware Action"). On August 13, 2003, the Bankruptcy Court granted the Debtors a temporary restraining order, which, among other things, stayed the Delaware Action and temporarily enjoined the Preferred Stockholders from exercising their purported rights to elect directors to the Board of Directors. Thereafter, the Delaware Action was withdrawn.

8.     Intercompany Receivables and Payables

        The accompanying unaudited consolidated financial statements include intercompany receivables and payables related to all of Adelphia's majority-owned subsidiaries and subsidiaries that are at least 50% owned and controlled by the Company. The intercompany receivables and payables are presented at the gross amount with the total receivables balance included in assets and the total intercompany payables balance included in liabilities in the accompanying unaudited consolidated balance sheet. Intercompany payables have been segregated between pre- and post- bankruptcy petition and none of the intercompany balances have been collateralized (other than certain post-bankruptcy petition intercompany receivables that are required to be collateralized under the terms of the Extended DIP Facility until such time as such intercompany receivables are paid). The intercompany balances do not net to zero as the Non-Filing Entities and CMLCV have not been included in the accompanying consolidated financial statements, as discussed in Note 1.

9.     Related Party Receivables and Payables

        Related party receivables and payables represent advances to and payables from certain related parties, including TelCove and entities owned and/or controlled by the Rigas Family. Related party receivables and payables are presented at the gross amount with the total receivable balance included in assets and the payables included in the liabilities in the accompanying unaudited consolidated balance sheet. Related party payables have been segregated between pre- and post-bankruptcy petition, and none of the related party balances have been collateralized. Management is continuing to evaluate the proper classification and recoverability of related party receivables and may record reserves against such receivables in the future.

10.   Cash and Cash Equivalents and Restricted Cash

        The Company considers all highly liquid investments with a maturity date of three months or less to be cash equivalents.

        As of April 30, 2004, the Company has restricted cash of $44,190 relating to proceeds from the Tranche B Loan which are subject to issued letters of credit. In addition, as required by an agreement with the Company's insurance provider, the Company has restricted cash for the payment of franchise obligations in the amount of $29,113. Also included in restricted cash is $7,893 related to revenue received from customers which was placed in trust as a result of a dispute arising from the acquisition of certain cable systems from Verizon Media Ventures, Inc. The remainder of the restricted cash balance consists of cash collateral supporting obligations under certain of the Company's franchise agreements and surety bonding obligations.

11.   Subscriber Receivables

        Subscriber receivables consist of monthly amounts due from the Company's customers and are reported net of allowance for doubtful accounts of $11,320.

12.   Prepaid Expenses and Other Assets—Net

        Included in other assets—net are unamortized deferred financing fees of $154,979 relating to pre-petition debt obligations. Such amounts are not currently being amortized. See Note 4 to these unaudited consolidated financial statements for further discussion. SOP 90-7 requires that in cases where the underlying debt becomes an allowed claim and the allowed claim differs from the net carrying amount of the debt, the amount of the debt will be adjusted for any unamortized deferred loan fees to equal the value of the allowed claim. Any gain or loss from such adjustments to the underlying debt as compared to the allowed claim will be reflected in the statement of operations.

13.   Other-than-Temporary Impairment of Investments, Long-Lived Assets and Certain Other Assets

        As discussed in Note 1, the Company is reviewing its books and records and other information on an ongoing basis to determine whether the accompanying unaudited consolidated financial statements should be supplemented or otherwise amended. Additionally, as discussed in Note 1, PwC has not completed its audit as of and for the years ended December 31, 2003, 2002 and 2001 or its re-audit as of and for the years ended December 31, 2000 and 1999. The Company is performing an evaluation of impairment related to several investments and long-lived and certain other assets. This evaluation includes a review of the accounting treatment when the transaction originated and a review of the accounting subsequent to the date of origination, including periodic evaluations for impairment. These evaluations may result in adjustments to the unaudited consolidated financial results contained herein and financial statements as of and for the periods ended December 31, 2003, 2002, 2001, 2000 and 1999. The adjustments may be material to these periods.

        Listed below are certain investments and other assets for which (with the exception of property, plant and equipment and intangible assets) the Company has recorded an asset impairment charge during the twenty-two month period ended April 30, 2004. All adjustments to be made to prior periods as a result of the Company's restatement of prior year financial statements have not been reflected in the unaudited consolidated financial statements contained herein pending the completion of the audit as of and for the years ended December 31, 2003, 2002 and 2001 and the re-audits as of and for the years ended December 31, 2000 and 1999.

        The tables below present the impairment of long-lived and other assets and other than temporary impairment of investments and other assets that have been recorded by the Company since July 1, 2002.

Twenty-two Months Ended April 30, 2004
Impairment of Long-Lived and Other Assets:
Internal Operations, Call Center and Billing System	$63,910
Competitive Local Exchange Carriers	8,224

$72,134

Other-than-Temporary Impairment of Investments and Other Assets:
Buffalo Sabres	68,612
Interactive Digital TV Investments	1,697
Praxis Capital Ventures, L.P.	2,600

$72,909

Internal Operations, Call Center and Billing System

        From 1998 through mid-2002, the Company was developing an internal operations, call center and billing system known as "Convergence." After careful evaluation of the functionality and usability of Convergence, the Company decided not to pursue continued rollout and terminated additional funding for the system. In October 2002, the Company recognized an impairment charge related to the abandonment of the Convergence system in the amount of $63,910. Additional adjustments totaling $7,610 were recorded in October to reclassify payroll and other operating expenses improperly capitalized during 2002. The Company's remaining investment in this system of approximately $30,000 will be adjusted in connection with the restatement of its prior year financial statements.

Closure of the CLECs

        In August 2002, the Company filed a motion with the Bankruptcy Court for approval to close operations in 14 markets that were served by the Company's CLECs. The CLECs provided local telephone service to certain geographic markets and competed with local telephone exchange carriers. The Company's Board of Directors approved the closure, and approval was granted by the Bankruptcy Court by order dated September 25, 2002. The Company expects that, in connection with the restatement of its financial statements for prior periods, the property, plant and equipment associated with these CLECs will be written down by approximately $100,000. The remaining net book value of the property, plant and equipment of approximately $20,000 was depreciated over its estimated remaining useful life beginning in November 2002 through April 2003. Furthermore, in November 2002, the Company recognized an additional impairment of $6,873 on certain of its CLEC assets that are expected to be sold and recorded a reserve on its CLEC trade accounts receivables of $1,351.

Buffalo Sabres

        As disclosed in the Company's Current Report on Form 8-K filed on May 24, 2002, the Company had entered into various arrangements with Niagara Frontier Hockey, L.P. ("NFHLP"), a Delaware limited partnership owned by the Rigas Family. Among other assets, NFHLP owned the Buffalo Sabres, a National Hockey League team. The Company made approximately $165,000 of loans and advances, including accrued interest, to NFHLP and its subsidiaries. In November 2002, the Company recognized impairments of those loans and advances of $31,447. On January 13, 2003, NFHLP and certain of its subsidiaries (the "Niagara Debtors") filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Western District of New York (the "NFHLP Bankruptcy Court").

        On or about March 13, 2003, certain of the Niagara Debtors entered into an Asset Purchase Agreement with Hockey Western New York LLC for the sale of certain assets and assumption of certain liabilities of NFHLP. In March 2003, the Company recognized an additional impairment of $37,922 as a result of the then pending sale of certain assets, including the Buffalo Sabres, and assumption of certain liabilities of NFHLP. On April 23, 2003, the sale was completed. The Company did not recover any of its loans and advances in NFHLP from such sale. The March 2003 impairment charge, combined with the November 2002 charge, and with anticipated adjustments related to restatement of the Company's prior year financial statements, completely wrote off the Company's loans and advances in NFHLP and its subsidiaries. On or about August 14, 2003, the NFHLP Bankruptcy Court approved the Niagara Debtors' Disclosure Statement. On September 25, 2003, the NFHLP Bankruptcy Court approved the NFHLP joint plan of liquidation. The Niagara Debtors filed a complaint, dated November 4, 2003, against, among others, the Company and the Creditors' Committee seeking to enforce certain purported rights against the Company and the Creditors' Committee related to the waiver of the Company's claims. Certain of the Niagara Debtors' prepetition lenders have moved to intervene and filed cross-claims against the Company and the Creditors' Committee. A hearing on the complaint or the cross-complaint has not been scheduled.

Interactive Digital TV Investments

        The Company has investments in interactive digital TV product ventures. In December 2002, the Company recognized a loss of $1,697 for declines in investment value deemed other than temporary.

Praxis Capital Ventures, L.P.

        As disclosed in the Company's Current Report on Form 8-K filed on May 24, 2002 the Company entered into certain transactions with Praxis Capital Partners, LLC ("Praxis Capital"), a Delaware limited liability company and Praxis Capital Management, LLC, a Delaware limited liability company, through Praxis Capital Ventures, L.P. ("PCVLP"), a Delaware limited partnership in which ACC Operations, Inc. (a wholly-owned Company subsidiary) is a 99.5% Limited Partner. Formed in June 2001, PCVLP focused on private equity investments in the telecommunications market. At June 30, 2002, the net book value of the Company's portion of these investments was approximately $1,247. In addition, the Company had recorded $1,053 of prepaid management service fees to PCVLP. The Company has recorded reserves totaling $2,600 related to PCVLP. The Company is continuing to evaluate the PCVLP investments, which consist primarily of investments in private companies whose securities have no actively traded market. By order dated October 20, 2003, the Debtors rejected the partnership agreement with Praxis Capital.

        Peter L. Venetis, the son-in-law of John J. Rigas and a former director of the Company, is the managing director of Praxis Capital Management, LLC.

Devon Mobile Communications, L.P.

        Pursuant to the Agreement of Limited Partnership of Devon Mobile Communications, L.P. ("Devon Mobile"), dated as of November 3, 1995, the Company owned a 49.9% limited partnership interest in Devon Mobile, a Delaware limited partnership which, through its subsidiaries, held licenses to operate regional wireless telephone businesses in several states. Devon Mobile had certain business and contractual relationships with the Company and with former subsidiaries or divisions of the Company that were spun-off as TelCove in January 2002. In late May 2002, the Company notified Devon G.P., Inc., the General Partner of Devon Mobile, that it would likely terminate certain discretionary operational funding to Devon Mobile. In July 2002, the Company understood that its former subsidiary, TelCove, elected to terminate certain services significant to Devon Mobile's operations. Devon Mobile filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code with the Bankruptcy Court (the "Devon Bankruptcy Court") on August 19, 2002. In July 2002, the Company recorded an asset impairment reserve against the investment in and receivables from Devon Mobile of $1,221 and $53,646, respectively. In November 2002, the Company refined its evaluation of exposure to Devon Mobile and recorded additional impairments of $51,087, which related primarily to the Company's guarantee of certain obligations of Devon Mobile, other receivables from Devon Mobile, and an incremental investment in Devon Mobile that is expected to result from the Company's restatement of prior year financial information. All such impairments are included in equity in losses of affiliates—net in the accompanying unaudited consolidated statements of operations. As of November 2002, the Company has fully reserved for its investment and receivables in Devon Mobile. On January 17, 2003, the Company filed proofs of claim against Devon Mobile and its subsidiaries for approximately $130,100 in debt and equity claims, as well as an additional claim of approximately $34,000 relating to its guarantee of certain Devon Mobile obligations (collectively, the "Company Claims"). On June 23, 2003, Devon filed a disclosure statement for the joint plan of liquidation (the "Disclosure Statement"). On or about July 25, 2003, the Devon Bankruptcy Court approved the Disclosure Statement. By order dated October 1, 2003, the Devon Bankruptcy Court confirmed Devon's first amended joint plan of liquidation (the "Devon Plan"). Pursuant to the Devon Plan, the Company's limited partnership interest in Devon Mobile was extinguished. According to the Disclosure Statement, Devon Mobile and the Official Committee of Unsecured Creditors appointed in the Devon Mobile chapter 11 cases disagree with the Company Claims and intend to file an objection seeking an order eliminating such claims in their entirety. As of the date hereof, Devon Mobile has not objected to the Company Claims.

Property, Plant and Equipment, and Intangible Assets

        As stated previously, the Company's property, plant and equipment and intangible assets are currently being evaluated by management for asset impairment and other issues. These issues include the ownership of assets, prior capitalization policies, estimated useful lives, amounts allocated to specific assets in connection with acquisitions, and impairment. The complete results of these evaluations are unknown at this time but could result in material adjustments to the net book value of property, plant and equipment and intangible assets at December 31, 2003, 2002, 2001, 2000 and 1999, as well as results of operations for the periods then ended.

        As more fully discussed in Note 3, the Company has corrected many of its erroneous accounting policies and practices for PP&E with respect to the accounting for Capitalized Costs and Capitalized Installation and Construction Activities for the sixteen months ended April 30, 2004. The Company is continuing its review of the historical books and records and other information; accordingly, these issues should not be considered the only issues related to these assets that are under evaluation by the Company, and the Company reserves the right to amend, update or supplement this information.

14.   Net Loss Per Weighted Average Share of Common Stock

        Basic net loss per weighted average share of common stock is computed based on the weighted average number of common shares outstanding after giving effect to dividend requirements on the Company's preferred stock (see Note 7). Diluted net loss per common share is equal to basic net loss per common share because the Company's convertible preferred stock and outstanding stock options do not have a dilutive effect for the periods presented. In the future, however, the convertible preferred stock and outstanding stock options could have a dilutive effect on earnings per share.

15.   Supplemental Cash Flow Information

        Cash payments for interest were $30,637 and $703,700 for the one and twenty-two month periods ended April 30, 2004, respectively. Included in these amounts are cash payments made by the Company on behalf of the Rigas family entities of $12,717 and $299,089 for the one and twenty-two month periods ended April 30, 2004, respectively, for interest on the co-borrowing credit facilities. Such payments are included in the related party receivables and payables, net in the accompanying unaudited consolidated statements of cash flows.

16.   EBITDA

        The following is a summary of Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") from the accompanying unaudited consolidated statements of operations for the one and twenty-two month periods ended April 30, 2004. EBITDA is an alternative performance measure that is customarily used by companies that own, operate and manage cable television systems and other related telecommunications businesses. Management believes that EBITDA provides an alternative measure that is useful in evaluating the Company's liquidity. EBITDA is not a performance measure in accordance with GAAP and the use of EBITDA is not meant to replace or supercede any information presented in accordance with GAAP.

        Presented below is a reconciliation of EBITDA to net loss and net cash provided by operating activities as presented in the accompanying unaudited consolidated financial statements.

        Reconciliation of EBITDA to Net loss from continuing operations:

	Month Ended April 30, 2004	Twenty-two Months Ended April 30, 2004
EBITDA	$76,749	$1,388,379
Adjustments to reconcile EBITDA to net loss from continuing operations:
Depreciation and amortization	(80,378)	(1,646,389)
Interest expense	(32,153)	(745,278)
Income tax benefit	—	35

Net loss from continuing operations	$(35,782)	$(1,003,253)

        Reconciliation of EBITDA to Net Cash Provided by Operating Activities

	Month Ended April 30, 2004	Twenty-two Months Ended April 30, 2004
EBITDA	$76,749	$1,388,379
Adjustments to reconcile EBITDA to net cash provided by (used in) operating activities:
Amortization of bank financing costs	2,134	38,728
Impairment of long-lived and other assets	—	72,134
Other-than-temporary impairment of investments and other assets	—	72,909
Minority interest in earnings (losses) of subsidiaries—net	585	(16,250)
Equity in losses of affiliates, net	125	107,836
Gain on sale of assets—net	—	(3,864)
Depreciation, amortization and other non-cash items from discontinued operations	289	46,366
Other non-cash items	—	3,856
Reorganization expenses due to bankruptcy	2,527	160,659
Non-recurring professional fees, net of amounts paid	10,402	38,736
Change in Assets and Liabilities:
Subscriber receivables—net	10,351	(2,792)
Prepaid expenses—net	11,208	(6,331)
Other assets—net	12,715	(48,404)
Accounts payable	(22,785)	(15,455)
Subscriber advance payments and deposits	(12,657)	32,609
Accrued interest and other liabilities	(48,086)	258,625
Liabilities subject to compromise	(16,590)	(17,848)
Intercompany receivables and payables—net	(625)	(21,198)
Reorganization expenses paid during the period	(3,583)	(127,568)
Interest expense	(32,153)	(745,278)
Income tax benefit	—	35
Discontinued operations	(1,035)	(46,139)

Net cash provided by (used in) operating activities	$(10,429)	$1,169,745

17.   TelCove Spin-off and Bankruptcy Proceedings

        Adelphia Business Solutions, Inc., which currently conducts business under the name TelCove ("TelCove"), was a consolidated subsidiary of Adelphia as of December 31, 2001. TelCove owns, operates and manages entities which provide CLEC telecommunications services. On January 11, 2002, the Company distributed in the form of a dividend, all of the shares of common stock of TelCove owned by Adelphia to holders of Adelphia's Class A and Class B common stock (the "Spin-off"). As a result of the Spin-off, the Rigas Family holds a majority of the total voting power of TelCove common stock. The distribution of TelCove common stock was recorded on the date of the Spin-off. Accordingly, the accompanying unaudited consolidated financial statements do not include the accounts of TelCove. On March 27, 2002, TelCove and certain of its direct subsidiaries filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). On December 19, 2003, the Bankruptcy Court entered an order confirming TelCove's Modified Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated December 18, 2003.

        Prior to the TelCove Spin-off (and in some circumstances following the TelCove Spin-off), Adelphia and TelCove (i) shared certain collocation space, real property interests, fiber-optic cable assets, strands and network infrastructure and related equipment (collectively, the "Shared Assets"); (ii) engaged in joint undertakings, including the construction and overlash of fiber-optic cable networks and facilities, necessary for the construction and operation of a telecommunications network and cable network; and (iii) provided one another with certain services that are or were crucial to the operation of each other's businesses (the "Shared Services").

        In order to reduce the Company's dependence on TelCove for access to certain collocation space, real property interests, fiber-optic cable assets, strands and network infrastructure and related equipment shared by the Company and TelCove (the "Shared Assets") and certain services, provided by the Company and TelCove to one another that are or were crucial to the operation of each others' businesses (the "Shared Services"), as well as to gain operational independence from TelCove and validate and memorialize the ownership of the Shared Assets, on December 3, 2003, the Debtors and TelCove entered into a Master Reciprocal Settlement Agreement pursuant to which the parties, among other things, memorialized their agreement relating to their ownership and use of the Shared Assets. On March 23, 2004, the Bankruptcy Court approved the Master Reciprocal Settlement Agreement.

        In the TelCove plan of reorganization and the related disclosure statement, TelCove alleged that it had substantial claims against the Company totaling more than $1,000,000,000 (the "Alleged Claims"). On November 25, 2003, the Company filed a proof of claim for administrative expenses against TelCove in the approximate amount of $71,000,000 (collectively, "Adelphia's Administrative Claims").

        On February 21, 2004, the parties executed a global settlement agreement (the "Global Settlement") which resolves, among other things, the Alleged Claims, Adelphia's Administrative Claims, and TelCove's alleged counterclaims and defenses thereto. The Global Settlement provides that on the closing date, the Company will transfer to TelCove certain settlement consideration, including, $60,000,000 in cash, plus an additional payment of up to $2,500,000 related to certain outstanding payables, as well as certain vehicles, real property and intellectual property licenses used in the operation of TelCove's businesses. Additionally, the parties will execute various annexes to the Global Settlement which provide, among other things, for (i) a five-year business commitment to TelCove by the Company; (ii) future use by TelCove of certain fiber capacity in assets owned by the Company and (iii) the mutual release by the parties from any and all liabilities, claims and causes of action which either party has or may have against the other party. Finally, the Global Settlement provides for the transfer by the Company to TelCove of certain CLEC market assets together with the various licenses, franchises and permits related to the operation and ownership of such assets. On March 23, 2004, the Bankruptcy Court approved the Global Settlement.

        On April 7, 2004, the Company paid $57,941,000 to TelCove and transferred the economic risks and benefits of the CLEC market assets to TelCove pursuant to the terms of the Global Settlement. The transfer of the CLEC market assets will be formalized upon receipt of regulatory approvals. An additional $2,594,000 is payable to TelCove pursuant to the Global Settlement subject to the release of certain claims.

18.   Century-ML Cable Venture Bankruptcy Filing

        On September 30, 2002, CMLCV, a 50/50 joint venture between Century and ML Media Partners, L.P. ("ML Media") filed a voluntary petition to reorganize under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. This bankruptcy proceeding is administered separately from that of Adelphia. CMLCV is operating its business as a debtor-in-possession and is continuing to serve its subscribers in three communities in Puerto Rico. At this time, CMLCV is expected to generate sufficient cash to fund foreseeable operations and capital requirements. The CMLCV Chapter 11 filing is not expected to have a material impact on the operations of CMLCV's subsidiary, Century-ML Cable Corporation, which serves communities in Puerto Rico.

        CMLCV, since October 2002, has been filing a separate monthly operating report with the Bankruptcy Court. As more fully disclosed in CMLCV's separate Monthly Operating Report, there is litigation pending in the Bankruptcy Court between ML Media and CMLCV, Century, the Company and Highland Holdings, L.P. ("Highland"), a Rigas Family partnership. In connection with the parties' December 13, 2001 Leveraged Recapitalization Agreement ("Recap Agreement"), there is a pre-petition dispute relating primarily to an alleged secured obligation in the amount of $279,800 to ML Media for its 50% ownership in CMLCV. If there is an adverse outcome against the Company relating to this litigation, the Company may be required to pay $279,800 to ML Media for its 50% ownership in CMLCV, as well as interest and other amounts that may result from the outcome of this litigation, or Century may be required to surrender its 50% ownership in CMLCV to ML Media. A hearing was held on September 24, 2002, and a decision was rendered on January 17, 2003, wherein the Bankruptcy Court; (i) denied all of the parties' motions for summary judgment on the issue of whether there has been an acceleration of the September 30, 2002 closing date under the Recap Agreement, except that the Bankruptcy Court (ii) found "as a matter of law, that, assuming that the Recap Agreement is enforceable, payment by the Company was due on September 30, 2002 and payment by Adelphia, Century and Highland was due on October 1, 2002, one day later, and that, having failed to make payment, each of the Company, Century and Highland is now in default." The Bankruptcy Court granted summary judgment only to such extent.

        In a decision and order dated March 31, 2003, the Bankruptcy Court denied ML Media's request to become manager of CMLCV's cable systems. In a decision and order dated April 21, 2003, the Bankruptcy Court denied ML Media's motion to dismiss the CMLCV bankruptcy petition, rejecting ML Media's claim that Century improperly filed the petition without ML Media's consent. On September 5, 2003, a hearing was held to determine whether ML Media's motions to dismiss and for summary judgment should be granted. Although the Bankruptcy Court has not yet issued a written decision on the motions, at a status conference held on April 15, 2004, the Court announced that it would be issuing a decision in which it would (a) dismiss all of the counterclaims of Adelphia and Century except for aiding and abetting of a breach of fiduciary duties, and (b) dismiss all of the Venture's counterclaims except for constructive fraudulent conveyance. On September 17, 2003, the Bankruptcy Court entered an order authorizing Adelphia's and Century's rejection of the Recap Agreement.

        On May 12, 2003, the Bankruptcy Court directed ML Media, Century, Adelphia and Highland to enter into mediation to resolve the dispute. Settlement discussions between Adelphia and ML Media are continuing.

        No accrual for the outcome of the above described litigation is included in the accompanying unaudited financial statements.

        By order dated December 2, 2003, the Bankruptcy Court established a bar date for filing proofs of claim against CMLCV's estate of January 15, 2004 at 5:00 P.M. (Eastern Time).

        On March 17, 2004, ML Media presented a non-binding written indication of interest (the "Vaughn Indication of Interest") for the acquisition of 100% of CMLCV by an investor group led by James C. Vaughn (the "Vaughn Group"). The Vaughn Indication of Interest contemplates a purchase price, subject to adjustment as a result of due diligence, of $625 million, plus the amount of CMLCV's working capital at closing, less the remaining cost of the pending rebuild of CMLCV's cable systems. Century was not involved in the negotiation of the Vaughn Indication of Interest and is not bound by it. On April 13, 2004, Century and the Vaughn Group entered into a confidentiality agreement with respect to the delivery of due diligence materials. At a status conference on April 15, 2004, the

Bankruptcy Court instructed Century to begin delivery of due diligence materials to the Vaughn Group and Century has been delivering such materials in accordance with its instructions.

19.   Customers

        The table below provides information on the number of basic customers, digital customers and high speed internet customers for the Debtors, the Non-Filing Entities, which includes customers in Brazil and Puerto Rico, and the Rigas Entities. As further described in its Current Report on Form 8-K filed May 25, 2003, the Company corrected the methodology for calculating customers previously used; therefore, the customer data set forth below may not be comparable to customer data reported prior to such correction.

	Filing Entities	Non-Filing and Rigas Entities	Total
April 30, 2004:
Basic customers	4,978,652	424,613	5,403,265
Digital customers	1,815,972	148,501	1,964,473
High speed internet customers	1,111,634	73,218	1,184,852

Total revenue generating units	7,906,258	646,332	8,552,590

March 31, 2004:
Basic customers	4,989,724	425,385	5,415,109
Digital customers	1,806,541	148,409	1,954,950
High speed internet customers	1,071,938	70,953	1,142,891

Total revenue generating units	7,868,203	644,747	8,512,950

20.   Bankruptcy Court Reporting Schedules

        The Bankruptcy Court reporting schedules included in this report beginning on page 25 are for the period from April 1 through April 30, 2004 and have been prepared for the purpose of filing with the Bankruptcy Court and are not required by GAAP. The accompanying Bankruptcy Court reporting schedules, as with all other information contained herein, have been obtained from the books and records of the Company and are unaudited.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Summary

	For the Month Ended April 30, 2004	Reference
Gross wages paid	$70,395,214	Schedule I
Employee payroll taxes withheld	15,972,537	Schedule I
Employer payroll taxes due	5,738,633	Schedule I
Payroll taxes paid*	19,832,181	Schedule II*
Sales and other taxes due	6,887,299	Schedule III
Gross taxable sales	85,883,102	Schedule III
Real estate and personal property taxes paid	1,924,461	Schedule IV
Sales and other taxes paid	6,699,955	Schedule V
Cash disbursements	416,050,235	Schedule VI
Insurance coverage	N/A	Schedule VII

*
The amount reported above for payroll taxes paid is based upon the date paid and not the date due.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule I

Court Reporting schedules for Payroll and Payroll Taxes
for the Month Ended April 30, 2004

Week Ending Date	Gross Wages Paid	Employee Payroll Taxes Withheld	Employer Payroll Taxes Due
April 2, 2004	23,039,934	5,254,209	1,964,478
April 16, 2004	24,159,275	5,485,460	1,947,775
April 30, 2004	23,196,005	5,232,868	1,826,380

Total	$70,395,214	$15,972,537	$5,738,633

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II

Court Reporting schedules for Payroll Taxes Paid
for the Month Ended April 30, 2004

Payee	Payroll Taxes Paid	Payment Date
NORTH CAROLINA DEPT OF REVENUE	12,101	04/01/04
OREGON DEPARTMENT OF REVENUE	170	04/01/04
INTERNAL REVENUE SERVICE	6,136,206	04/05/04
STATE OF ARIZONA	2,057	04/05/04
STATE OF CALIFORNIA	186,222	04/05/04
STATE OF COLORADO	65,935	04/05/04
STATE OF CONNECTICUT	10,017	04/05/04
STATE OF GEORGIA	11,430	04/05/04
STATE OF IDAHO	4,428	04/05/04
STATE OF INDIANA	1,020	04/05/04
STATE OF KANSAS	360	04/05/04
STATE OF KENTUCKY	21,153	04/05/04
STATE OF MASSACHUSETTS	29,279	04/05/04
STATE OF MARYLAND	12,048	04/05/04
STATE OF MAINE	26,709	04/05/04
STATE OF NEW YORK	104,452	04/05/04
STATE OF OHIO	70,718	04/05/04
STATE OF OKLAHOMA	396	04/05/04
STATE OF PENNSYLVANIA	105,688	04/05/04
STATE OF SOUTH CAROLINA	5,312	04/05/04
STATE OF VIRGINIA	67,742	04/05/04
STATE OF VERMONT	13,966	04/05/04
NORTH CAROLINA DEPT OF REVENUE	65	04/06/04
WASHINGTON DC—DIV OF FINANCE	57	04/06/04
FIRST UNION ADELPHIA	16,033	04/09/04
MASS DEPT OF REVENUE	108	04/09/04
STATE OF MARYLAND	29	04/09/04
ALTOONA AREA SCHOOL DISTRICT	578	04/13/04
ASHLAND FINANCIAL DEPARTMENT	1,089	04/13/04
BEDFORD COUNTY TAX SERVICE	766	04/13/04
BETHEL PARK BOROUGH	2,226	04/13/04
BLAIRSVILLE BORO	5,253	04/13/04
BOURBON COUNTY OCCUP	8	04/13/04
BOYLE COUNTY COURTHOUSE	258	04/13/04
BROOKLYN CITY INCOME TAX	224	04/13/04
BRYAN CITY INCOME TAX	1,813	04/13/04
CELINA CITY	553	04/13/04
CENTRAL TAX BURE(A)	59	04/13/04
CENTRAL TAX BUREAU OF P	129,400	04/13/04
CITY OF ACRON	699	04/13/04

CITY OF BEATTYVILLE	86	04/13/04
CITY OF BRUNSWICK	873	04/13/04
CITY OF CAMBRIDGE	1,225	04/13/04
CITY OF CARLISLE	33	04/13/04
CITY OF CINCINNATI	708	04/13/04
CITY OF CONNEAUT	700	04/13/04
CITY OF CYNTHIANA	246	04/13/04
CITY OF STRUTHERS	702	04/13/04
CLEARFIELD BORO	65	04/13/04
COLLECTOR OF TAXES	1,030	04/13/04
COLLEGE TOWNSHIP TREASURE	9,884	04/13/04
COLUMBUS CITY INCOME TAX	670	04/13/04
COSHOCTON CITY	947	04/13/04
DEFIANCE CITY INCOME TAX	2,938	04/13/04
DIRECTOR OF FINANCE	224	04/13/04
DIRECTOR OF FINANCE	838	04/13/04
HAB-EIT	356	04/13/04
HAB-EIT	10,958	04/13/04
HAB-EIT	3,245	04/13/04
MIFFCO TAX SERVICE INC	1,051	04/13/04
TREASURER BUTLER COUNTY	31	04/13/04
VILLAGE OF ABERDEEN	232	04/13/04
CITY OF BEDFORD TAX DEPT	36	04/13/04
BREATHITT TAX ADMIN	83	04/13/04
CATIZ VILLAGE INCOME TAX	81	04/13/04
VILLAGE OF CARROLLTON	83	04/13/04
TREASURE CLARK COUNTY COURHOUSE	60	04/13/04
CLAY CITY	61	04/13/04
CITY OF CUYAHOGA FALLS	73	04/13/04
CITY OF DOVER	9	04/13/04
VILLAGE OF FAYETTE	153	04/13/04
CITY OF HARRODSBURG	473	04/13/04
CITY OF IRONTON	583	04/13/04
CITY OF LEBANON	211	04/13/04
CITY OF NEW PHILADELPHIA	2,845	04/13/04
CITY OF PARIS	416	04/13/04
CITY OF PORT CLINTON	1,052	04/13/04
CITY OF PORTSMOUTH	1,539	04/13/04
CITY OF RICHMOND	17,687	04/13/04
CITY OF RUSSELL	771	04/13/04
CITY OF STANTON	79	04/13/04
CITY OF VAN WERT	397	04/13/04
CITY OF VANCEBURG	97	04/13/04
CITY OF VERSAILLES	459	04/13/04
CITY OF WASHINGTON COURTHOUSE	348	04/13/04
CITY OF WAVERLY	135	04/13/04
FRANKLIN COUNTY OCCUPATIONAL TAX COLLECTOR	37	04/13/04
GARRARD COUNTY FISCAL COURT	211	04/13/04
GETTYSBURG AREA SD	895	04/13/04

HAB-EIT	5,057	04/13/04
HAB-EIT	1,008	04/13/04
HAB-EIT	1,107	04/13/04
HAB-EIT	142	04/13/04
HAB-EIT	118	04/13/04
HARRISON COUNTYTAX ADMINISTRAT	6	04/13/04
HERMITAGE RECEIVER OF TAXES	4,329	04/13/04
JESSAMINE COUNTY	355	04/13/04
LAUREL COUNTY	284	04/13/04
LINCOLN CO OCCUPATIONAL LICENSE	43	04/13/04
LOCK HAVEN	1,059	04/13/04
LOGAN CITY INCOME TAX	618	04/13/04
LYKENS BOROUGH	530	04/13/04
MADISON COUNTY	431	04/13/04
MARION COUNTY TREASURER	172	04/13/04
MCLEAN COUNTY LICENSE FEE	77	04/13/04
MERCER COUNTY FISCAL COURT	452	04/13/04
MINERVA VILLAGE INCOME TAX	670	04/13/04
MONTGOMERY COUNTY	404	04/13/04
MOREHEAD DIRECTOR OF FIN	263	04/13/04
NICHOLASVILLE TREASURER	676	04/13/04
NORTHWESTERN SD	86	04/13/04
OCCUPATIONAL TAX ADMINISTRATION	90	04/13/04
OHIO COUNTY	35	04/13/04
POWELL COUNTY	97	04/13/04
PUNXSUTAWNEY BORO	2,795	04/13/04
RICHLAND TOWNSHIP	113	04/13/04
ROCHESTER BORO SD	52	04/13/04
ROWAN COUNTY FINANCE	396	04/13/04
SANDY TOWNSHIP	233	04/13/04
SOMERSET	790	04/13/04
SPRINGFIELD CITY (A)	66	04/13/04
STANFORD OCCUPATIONAL TAX	21	04/13/04
SUSAN ROBERTS	142	04/13/04
TYRONE AREA SCHOOL DISTRICT	118	04/13/04
VILLAGE OF MILLERSBURG	424	04/13/04
VILLAGE OF MINSTER	405	04/13/04
VILLAGE OF NORTH KINGSVILLE	154	04/13/04
WASHINGTON COUNT(A)	74	04/13/04
WAUSEON INCOME TAX DEPARTMENT	331	04/13/04
WOODFORD COUNTY	7	04/13/04
FLEMINGSBURG OCCUP LICENSE FEE	39	04/13/04
CITY OF GENEVA	220	04/13/04
VILLAGE OF GRANVILLE	226	04/13/04
HAB-EIT TAX ADMIN	933	04/13/04
CITY OF HEATH	319	04/13/04
VILLAGE OF HOPEDALE	9	04/13/04
VILLAGE OF JEFFERSON	21	04/13/04
CITY OF JEFFERSONSVILLE	41	04/13/04

VILLAGE OF JEFFERSONSVILLE	117	04/13/04
JEWETT VILLAGE INCOME TAX	9	04/13/04
VILLAGE OF LEWELLVILLE	126	04/13/04
VILLAGE OF MALVERN	10	04/13/04
VILLAGE OF MANTUA	132	04/13/04
CITY OF MIDWAY	100	04/13/04
CITY OF MILLESBURG	16	04/13/04
VILLAGE OF NEW BOSTON	183	04/13/04
NOCHOLAS COUNTY	9	04/13/04
VILLAGE OF OAK HARBOR	122	04/13/04
VILLAGE OF RICHFIELD	111	04/13/04
VILLAGE OF RIO GRANDE	23	04/13/04
VILLAGE OF SCIO TREASURER	26	04/13/04
VILLAGE OF SEBRING	208	04/13/04
CITY OF SOLON	408	04/13/04
CITY OF TWINSBURG	168	04/13/04
CITY OF WILMORE	106	04/13/04
WOLFE COUNTY	86	04/13/04
CITY OF ZANESVILLE	97	04/13/04
BUREAU OF EMPLOYER TAX OPERATIO	913,544	04/14/04
BUREAU OF EMPLOYMENT PROGRAMS	29,165	04/14/04
BUREAU OF EMPLOYMENT SERVICES	381,154	04/14/04
CASHIER-TEXAS WORKFORCE COMMISS	1,539	04/14/04
CLARION WAGE TAX OFFICE	1,010	04/14/04
DEPARTMENT OF ECONOMIC SECURITY	1,209	04/14/04
DEPARTMENT OF EMPLOYMENT	9,139	04/14/04
DEPARTMENT OF EMPLOYMENT SECURI	17,697	04/14/04
DEPARTMENT OF HUMAN RESOURCES	1,494	04/14/04
DEPARTMENT OF INDUSTRIAL RELATI	7,457	04/14/04
DEPARTMENT OF LABOR	51,360	04/14/04
DEPARTMENT OF LABOR	59,641	04/14/04
DEPARTMENT OF LABOR	126,309	04/14/04
DEPARTMENT OF LABOR & EMPLOYMEN	134,103	04/14/04
DEPARTMENT OF WORKFORCE DEVELOP	1,344	04/14/04
DIVISION OF UNEMPLOYMENT INSURA	40,933	04/14/04
EMPLOYMENT DEVELOPMENT DEPT	1,055,995	04/14/04
EMPLOYMENT RESOURCES DIVISION	164	04/14/04
EMPLOYMENT SECURITY COMMISSION	6,214	04/14/04
EMPLOYMENT SECURITY COMMISSION	7,646	04/14/04
EMPLOYMENT SECURITY COMMISSION	21,377	04/14/04
EMPLOYMENT SECURITY DEPARTMENT	9,211	04/14/04
DENISE SHUMAKE	10	04/14/04
HAB-EIT	692	04/14/04
HAB-EIT	663	04/14/04
INDIANA DEPARTMENT OF WORKFORCE	2,404	04/14/04
MASSACHUSETTS DIVISION OF	3,754	04/14/04
MONTANA DEPARTMENT OF LABOR	764	04/14/04
NEBRASKA WORKFORCE DEVELOPMENT	140	04/14/04
NEW HAMPSHIRE DEPARTMENT OF EMP	24,497	04/14/04

NYS UNEMPLOYMENT INSURANCE	663,526	04/14/04
OFFICE OF UNEMPLOYMENT INS	31,343	04/14/04
RECEIVER OF TAXES	5,850	04/14/04
STATE OF UTAH	44	04/14/04
VERMONT DEPARTMENT OF	40,000	04/14/04
VILLAGE OF WATERVILLE	2,156	04/14/04
VIRGINA EMPLOYMENT COMMISSION	86,719	04/14/04
BOROUGH OF ROCHESTER	52	04/14/04
MASSACHUSETTS DIVISION OF	160,166	04/15/04
INTERNAL REVENUE SERVICE	6,373,845	04/19/04
STATE OF ARIZONA	3,001	04/19/04
STATE OF CALIFORNIA	219,161	04/19/04
STATE OF COLORADO	61,653	04/19/04
STATE OF CONNECTICUT	9,840	04/19/04
STATE OF GEORGIA	11,426	04/19/04
STATE OF IDAHO	4,864	04/19/04
STATE OF INDIANA	969	04/19/04
STATE OF KANSAS	359	04/19/04
STATE OF KENTUCKY	23,240	04/19/04
STATE OF MASSACHUSETTS	27,417	04/19/04
STATE OF MARYLAND	14,515	04/19/04
STATE OF MAINE	28,317	04/19/04
STATE OF NEW YORK	121,471	04/19/04
STATE OF OHIO	77,191	04/19/04
STATE OF OKLAHOMA	469	04/19/04
STATE OF PENNSYLVANIA	104,671	04/19/04
STATE OF SOUTH CAROLINA	6,098	04/19/04
STATE OF VIRGINIA	63,284	04/19/04
STATE OF VERMONT	15,708	04/19/04
NORTH CAROLINA DEPT OF REVENUE	12,803	04/19/04
OREGON DEPARTMENT OF REVENUE	193	04/19/04
VILLAGE OF WEST UNITY	204	04/19/04
CHARLENE MARSHALL	688	04/22/04
STRONG CAPITAL MANAGEMENT	572,593	04/22/04
TREASURER CITY OF OWENSBORO	425	04/22/04
INTERNAL REVENUE SERVICE	784,996	04/30/04
STATE OF FLORIDA	251,657	04/30/04
TOTAL	19,832,181

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales
for the Month Ended April 30, 2004

Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
ALABAMA DEPT. OF REVENUE	$269	$4,478
ARIZONA DEPARTMENT OF REVENUE	30	1,139
ARKANSAS DEPARTMENT OF REVENUE	—	1
ASHLAND INDEPENDENT BOARD OF EDUCATION	10,382	346,068
BANK OF AMERICA	415	59,262
BATH COUNTY SCHOOL DISTRICT	1,214	40,491
BEREA COUNTY SCHOOL DISTRICT	3,359	111,961
BOARD OF EQUALIZATION	221	A
BOARD OF EQUALIZATION	264	3,039
BOURBON COUNTY SCHOOL DISTRICT	717	23,910
BOYD COUNTY SCHOOL DISTRICT	2,793	93,094
BOYLE COUNTY SCHOOL DISTRICT	1,529	50,978
BREATHITT COUNTY SCHOOL DISTRICT	990	32,990
BRECKINRIDGE COUNTY BOARD OF EDUCATION	778	25,919
BUREAU OF TAXATION	150	3,004
BURGIN INDEPENDENT BOARD OF EDUCATION	329	10,980
BUTLER COUNTY SCHOOL DISTRICT	53	1,752
CARTER COUNTY SCHOOL DISTRICT	1,633	54,448
CCHCF-A	50	29,631
CHCF-B	652	29,631
CITY OF ALAHAMBRA	2	45
CITY OF ALBION	344	6,885
CITY OF ALBION	2	44
CITY OF ALGOURA HILLS	4	84
CITY OF ARCADIA	16	318
CITY OF ARTESIA	—	2
CITY OF ASOTIN	—	2
CITY OF BALDWIN PARK	5,107	170,219
CITY OF BALDWIN PARK	2	53
CITY OF BEAUMONT	3,135	104,516
CITY OF BEAUMONT	8	270
CITY OF BERKELEY	—	3
CITY OF BOTHELL	2	29
CITY OF BRAWLEY	7,632	190,801
CITY OF BRAWLEY	3	70
CITY OF BURBANK	2	31
CITY OF CALABASAS	4	73
CITY OF CHARLOTTESVILLE	56,993	569,929
CITY OF CHICO	—	—
CITY OF CLAREMONT	—	—
CITY OF CLOVERDALE	1	42
CITY OF COLFAX	1	16
CITY OF COLORADO SPRINGS	3,602	144,096

CITY OF COLTON	3	84
CITY OF COVINA	6	96
CITY OF CULVER CITY	2	22
CITY OF DESERT HOT SPRINGS	9	171
CITY OF EDMONDS	1	15
CITY OF EL MONTE	1	10
CITY OF ELK GROVE	—	10
CITY OF FONTANA	42,148	842,956
CITY OF FONTANA	10	191
CITY OF GARDENA	—	4
CITY OF GLENDALE	2	28
CITY OF HAWTHORNE	2	33
CITY OF HERMOSA	16	269
CITY OF HERMOSA BEACH	20,370	339,495
CITY OF HOLTVILLE	1,912	38,244
CITY OF HOLTVILLE	1	15
CITY OF HUNTINGTON BEACH	2	33
CITY OF INDIO	—	10
CITY OF INGLEWOOD	2	18
CITY OF IRVINE	16	1,045
CITY OF ISSAQUAH	—	6
CITY OF KALAMA	4	70
CITY OF KELSO	21	350
CITY OF KELSO	6,142	102,370
CITY OF KIRKLAND	—	1
CITY OF LA HABRA	26,223	437,050
CITY OF LA HABRA	29	483
CITY OF LA PALMA	1	18
CITY OF LA VERNE	16	408
CITY OF LAKEWOOD	—	8
CITY OF LEAVENWORTH	—	6
CITY OF LONG BEACH	4	68
CITY OF LONGVIEW	58	961
CITY OF LONGVIEW	21,198	353,294
CITY OF LOS ANGELES	895	8,944
CITY OF LYNWOOD	1	6
CITY OF MALIBU	—	8
CITY OF MAYWOOD	—	8
CITY OF MONTEREY PARK	2	38
CITY OF MORENO VALLEY	69,686	1,161,429
CITY OF MORENO VALLEY	49	821
CITY OF NORWALK	2	38
CITY OF OAKLAND	1	10
CITY OF OLYMPIA	1	25
CITY OF PALM SPRINGS	1	11
CITY OF PALOUSE	1	23
CITY OF PALOUSE	572	8,168
CITY OF PASADENA	4	47
CITY OF PETERSBURG	20,639	103,194
CITY OF PICO RIVERA	12,434	248,682
CITY OF PICO RIVERA	4	72
CITY OF PLACENTIA	16,001	457,175
CITY OF PLACENTIA	1	41

CITY OF POMONA	1	9
CITY OF PORT HUENEME	9,804	245,093
CITY OF PORT HUENEME	3	67
CITY OF PORTERVILLE	—	6
CITY OF PULLMAN	16	195
CITY OF REDONDO BEACH	43,878	923,754
CITY OF REDONDO BEACH	51	1,080
CITY OF RIALTO	46,850	585,626
CITY OF RIALTO	35	433
CITY OF RIVERSIDE	10	154
CITY OF SALINAS	1	12
CITY OF SAN BERNARDINO	74,456	930,697
CITY OF SAN BERNARDINO	30	375
CITY OF SAN BUENAVENTURA	34,046	680,920
CITY OF SAN FRANCISCO	2	26
CITY OF SAN JOSE	—	—
CITY OF SAN LUIS OBISPO	—	1
CITY OF SANTA ANA	24	405
CITY OF SANTA BARBARA	2	29
CITY OF SANTA MONICA	154,614	1,546,141
CITY OF SANTA MONICA	159	1,588
CITY OF SANTA ROSA	—	3
CITY OF SEAL BEACH	19	169
CITY OF SEATTLE	—	3
CITY OF SIERRA MADRE	2	26
CITY OF SOUTH PASADENA	1	20
CITY OF SPOKANE	1	12
CITY OF STANTON	—	4
CITY OF TACOMA	—	2
CITY OF TORRANCE	3	49
CITY OF VALLEJO	1	10
CITY OF VANCOUVER	4	59
CITY OF VENTURA	24	469
CITY OF WAYNESBORO	30,247	302,474
CITY OF WESTMINISTER	—	2
CITY OF WHITTIER	14	283
CITY OF WINCHESTER	18,060	180,597
CITY OF WINLOCK	1	9
CITY OF WOODLAND	2	31
CITY OF ZILLAH	—	2
CLOVERPORT INDEPENDENT SCHOOL DISTRICT	266	8,878
COLORADO DEPT. OF REVENUE	390	23,660
COLORADO DEPT. OF REVENUE	3,144	90,296
COMMISSIONER OF REVENUE SERVICES	296,557	5,648,681
COMMISSIONER OF REVENUE SERVICES	356,216	5,936,925
COMMONWEALTH OF MASSACHUSETTS	6,292	125,821
COMPTROLLER OF MARYLAND	14,717	294,328
COMPTROLLER OF PUBLIC ACCOUNTS	16	333
COUNTY OF LOS ANGELES	284	5,674
COUNTY OF MONTGOMERY	9,143	91,433
DANVILLE INDEPENDENT SCHOOL DISTRICT	4,747	158,236
DAVIESS COUNTY BOARD OF EDUCATION	16,771	559,049
DAVIESS COUNTY SCHOOL DISTRICT	289	9,624

DES MOINES	1	22
ELLIOT COUNTY SCHOOL DISTRICT	288	9,598
FLORIDA DEPARTMENT OF REVENUE	3,391,903	24,190,205
FLORIDA DEPARTMENT OF REVENUE	156,294	2,489,847
FRANKLIN COUNTY SCHOOL DISTRICT	104	3,475
GARRAD COUNTY SCHOOL DISTRICT	1,425	47,501
GEORGIA DEPARTMENT OF REVENUE	11,668	170,610
HANCOCK COUNTY BOARD OF EDUCATION	464	15,469
HARLAN COUNTY SCHOOL DISTRICT	237	7,901
HARRISON COUNTY SCHOOL DISTRICT	2,594	86,463
HARRODSBURG INDEPENDENT BOARD OF EDUCATION	2,670	89,006
HENDERSON COUNTY BOARD OF EDUCATION	2,314	77,119
ID USF	23	—
IDAHO STATE TAX COMMISSION	4,361	72,686
INDIANA DEPARTMENT OF REVENUE	30,708	511,813
INTERNAL REVENUE SERVICE	65,659	2,188,692
JACKSON INDEPENDENT SCHOOLS	492	16,407
JESSAMINE COUNTY BOARD OF EDUCATION	7,962	265,416
KANSAS DEPT. OF REVENUE	18,200	249,430
KENTUCKY REVENUE CABINET	2,177	36,285
LAUREL COUNTY SCHOOL DISTRICT	11,657	388,573
LEE COUNTY SCHOOL DISTRICT	1,143	38,089
LESLIE COUNTY SCHOOL DISTRICT	927	30,913
LETCHER COUNTY BOARD OF EDUCATION	795	26,505
LEWIS COUNTY BOARD OF EDUCATION	957	38,279
LEWIS COUNTY SCHOOL DISTRICT	441	17,636
LINCOLN COUNTY BOARD OF EDUCATION	1,302	43,406
LOGAN COUNTY SCHOOL DISTRICT	29	980
MADISON COUNTY SCHOOL DISTRICT	25,703	856,779
MAINE REVENUE SERVICES	296,110	5,922,193
MARION COUNTY BOARD OF EDUCATION	4,256	141,854
MCLEAN COUNTY SCHOOL DISTRICT	841	28,036
MENIFEE COUNTY SCHOOL DISTRICT	469	15,619
MERCER COUNTY SCHOOL DISTRICT	1,704	56,792
MINNESOTA DEPARTMENT OF REVENUE	1	182
MISSISSIPPI STATE TAX COMMISSION	45,340	647,716
MISSISSIPPI STATE TAX COMMISSION	1,672	23,892
MORGAN COUNTY SCHOOL DISTRICT	1,105	36,829
NC DEPARTMENT OF REVENUE	15,283	210,697
NECA PAUSF	1,367	—
NECA VUSF	236	18,598
NELSON COUNTY BOARD OF EDUCATION	1,440	47,992
NICHOLAS COUNTY SCHOOL DISTRICT	910	30,348
NJ DIVISION OF TAXATION	627	10,458
NYS ESTIMATED CORPORATION TAX	129	34,310
NYS ESTIMATED CORPORATION TAX	2,417	96,671
NYS SALES TAX PROCESSING	74,258	899,740
OHIO COUNTY SCHOOL DISTRICT	26	871
OKLAHOMA TAX COMMISSION	881	16,792
OWENSBORO BOARD OF EDUCATION	11,782	392,724
OWSLEY COUNTY BOARD OF EDUCATION	385	12,838
PA DEPARTMENT OF REVENUE	206,843	3,778,033
PA DEPT. OF REVENUE	4,792	95,801

PARIS INDEPENDENT SCHOOL DISTRICT	2,900	96,674
PERRY COUNTY SCHOOL DISTRICT	275	9,172
POWELL COUNTY SCHOOL DISTRICT	2,149	71,642
PSU	225	—
PUC/OREGON UNIVERSAL SERVICE FUND	11	187
RHODE ISLAND DIVISION OF TAXATION	6	87
ROCKCASTLE COUNTY SCHOOL DISTRICT	886	29,532
RUSSELL INDEPENDENT SCHOOL DISTRICT	6,058	201,923
SCOTT COUNTY SCHOOL DISTRICT	7,344	244,806
SOUTH CAROLINA DEPT. OF REVENUE	24,577	1,060,513
STATE OF MICHIGAN	96	1,597
STATE OF NEW HAMPSHIRE	1,748	24,976
STATE OF NEW HAMPSHIRE	79,387	1,134,085
STATE TAX DEPARTMENT	283,392	4,723,215
TN DEPARTMENT OF REVENUE	63,024	647,037
TOWN OF BLACKSBURG	15,375	153,753
TOWN OF MT CRESTED BUTTE	1,481	32,906
TOWN OF SOUTH BOSTON	5,165	51,655
TREASURER STATE OF OHIO	148,603	2,000,568
UNION COUNTY SCHOOL DISTRICT	3,056	101,863
VERMONT DEPARTMENT OF TAXES	340,857	5,680,959
VERMONT DEPARTMENT OF TAXES	1,120	18,674
VIRGINIA DEPARTMENT OF TAXATION	10,554	234,532
WASHINGTON COUNTY BOARD OF EDUCATION	1,427	47,580
WASHINGTON DEPT. OF REVENUE	3,536	47,723
WEBSTER COUNTY BOARD OF EDUCATION	816	27,218
WISCONSIN DEPARTMENT OF REVENUE	4	187
WOLFE COUNTY SCHOOL DISTRICT	591	19,688
WOODFORD COUNTY BOARD OF EDUCATION	4,801	160,026
WYOMING DEPARTMENT OF REVENUE	89	1,574

Total	$6,887,299	$85,883,102

Note (A): The 911 surcharge is based upon the number of phone lines and not as a function of gross taxable sales.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended April 30, 2004

Payee	Amount Paid	Check Date
200 MINUTEMAN LIMITED	$7,989	04/14/04
ADAMS COUNTY COLLECTOR	1,149	04/16/04
ALLEGANY TOWNSHIP	522	04/16/04
AQUINNAH TOWN	232	04/29/04
ARAPAHOE COUNTY	7	04/13/04
BEDFORD COUNTY TAX	244	04/13/04
BERKHEIMER OUTSOURCING	14	04/30/04
BERKHEIMER OUTSOURCING	129	04/16/04
BLACKBURN CENTER, LLC	433	04/24/04
BOROUGH OF COUDERSPORT	93	04/16/04
BOROUGH OF COUDERSPORT	93,975	04/12/04
BOROUGH OF KITTANNING	199	04/29/04
BRIGHTON TOWN	87	04/13/04
CAL & JOANNE FAMILY LTD PRTNRSP	200	04/23/04
CANYON SPRINGS INVESTMENT	620	04/23/04
CASTANEA TOWNSHIP COLLECTOR	15	04/13/04
CATHERINE TOWNSHIP TAX COLLECTO	72	04/16/04
CITY OF NEW CASTLE TREASURER	2,275	04/16/04
CITY OF NORTH ADAMS	42	04/13/04
CITY OF NORTH ADAMS	6,720	04/29/04
CITY OF NORTH TONAWANDA	1,305	04/29/04
CITY OF STAUNTON	644	04/13/04
CITY OF UTICA NY	12,211	04/13/04
CITY TREASURER OF DUNKIRK	15,030	04/29/04
CITY TREASURER OF TONAWANDA	2,206	04/13/04
CITY TREASURER OF TONAWANDA	2,967	04/29/04
CLARION COUNTY COLLECTOR	43	04/16/04
CLINTON COUNTY TREASURER	1,685	04/16/04
COLUMBUS COUNTY	631	04/24/04
COUDERSPORT BOROUGH	2,430	04/16/04
COUNTY OF HERMITAGE TREASURER	2,472	04/16/04
COWLITZ COUNTY	7	04/16/04
COWLITZ COUNTY	67,843	04/12/04
DANVILLE CITY TAX DEPARTMENT	3,103	04/13/04
DARLINGTON COUNTY	1,037	04/19/04
DILLON COUNTY TREASURER	56	04/16/04
DORIS LAWTON	144	04/29/04
DORIS LAWTON	783	04/14/04
DOUGLAS COUNTY TREASURER	7	04/13/04
DURYEA BOROUGH	20,417	04/12/04

EASTLAKE COMMERCIAL	58	04/24/04
EL PASO COUNTY TREASURER	171,685	04/12/04
FORSYTH COUNTY TAX COLLECTOR	5	04/21/04
FREMONT COUNTY TREASURER	7	04/13/04
GALLIA COUNTY TREASURER	56	04/13/04
GE CAPITAL FLEET SERVICES	147	04/07/04
GLOUCESTER CITY	6,991	04/20/04
HAMPSHIRE COUNTY COLLECTOR	200	04/30/04
HARBORCREEK TOWNSHIP	4,658	04/16/04
HOMER TOWNSHIP	4,109	04/16/04
JAMES BRADY	1,162	04/08/04
JEFFERSON COUNTY	9	04/13/04
JEFFERSON COUNTY	7	04/13/04
JOHN F PALMER	2,760	04/16/04
KIR TEMECULA L.P.	105	04/23/04
LACKAWANNA COUNTY	1,222	04/13/04
LARIMER COUNTY TREASURER	8	04/13/04
LARRY SCHREDER	960	04/22/04
LAWRENCE L MATHENEY	3,917	04/01/04
LEIGH REALTY OF FLORIDA, INC.	630	04/15/04
LOCK HAVEN CITY TREASURER	2,003	04/16/04
LOS ANGELES COUNTY	1,117,169	04/09/04
LOUDOUN COUNTY	1,949	04/30/04
MIFFLIN COUNTY	840	04/16/04
MIFFLIN COUNTY TAX COLLECTOR	3,174	04/29/04
MOUNT UNION TAX COLLECTOR	674	04/13/04
NICHOLSON TOWNSHIP	17	04/13/04
NORTH EAST TOWNSHIP	558	04/16/04
ORLEANS TAX COLLECTOR	118	04/30/04
PLYMOUTH TOWN	5,594	04/08/04
PLYMOUTH TOWN	5,594	04/29/04
PLYMOUTH TOWN	8,935	04/20/04
PLYMOUTH TOWNSHIP PA	47	04/29/04
RICHLAND TOWNSHIP TAX COLLECTOR	3	04/16/04
RIDGEWAY TOWNSHIP C	38	04/16/04
RIVERSIDE COUNTY TREASURER	677	04/13/04
RIVERSIDE COUNTY TREASURER	210,918	04/09/04
ROCHESTER TOWNSHIP	227	04/13/04
RUSH TOWNSHIP TAX C	51	04/13/04
RUSSELL CITY TAX COLLECTOR	2,341	04/13/04
SAN BERNARDINO COUNTY TREASURER	508	04/12/04
SAN JUAN COUNTY TREASURER	4,528	04/13/04
SCHUYKILL COUNTY	18	04/16/04
SEBAGO TOWN TAX COLLECTOR	8,038	04/29/04
SHADE TOWNSHIP COLLECTOR	116	04/16/04
SMITHFIELD TOWNSH	123	04/13/04
SOMERSET TOWNSHIP	271	04/16/04
SPRING TOWNSHIP COL	139	04/16/04
STATE OF MARYLAND	300	04/15/04

STOKES COUNTY	168	04/13/04
SWEDEN TOWNSHIP	433	04/13/04
TOWN OF ACCIDENT TREASURER	366	04/16/04
TOWN OF AMESBURY	31,987	04/29/04
TOWN OF BOURNE	5,719	04/29/04
TOWN OF CARVER	62	04/20/04
TOWN OF CLARKSBURG TAX COLLECT	284	04/20/04
TOWN OF GRAND ISLE	244	04/13/04
TOWN OF KINGSTON	1,145	04/29/04
TOWN OF MARSHFIELD	763	04/29/04
TOWN OF MARSHFIELD	6,944	04/20/04
TOWN OF MERRIMAC	719	04/29/04
TOWN OF OAK BLUFFS	716	04/29/04
TOWN OF PEMBROKE TAX COLLECTOR	5,258	04/29/04
TOWN OF ROCKLAND	5,924	04/29/04
TOWN OF SANDWICH	8,229	04/29/04
TOWN OF TISBURY	2,961	04/20/04
TOWNSHIP OF EULALIA	3,288	04/16/04
TREASURER CITY AND SCHOOL	2,079	04/30/04
TREASURER OF LAWRENCE COUNTY	1,975	04/20/04
TYRONE BOROUGH COLLECTOR	744	04/16/04
VENANGO COUNTY TREASURER	512	04/16/04
WEST TISBURY TOWN	1,545	04/29/04
WHITMAN COUNTY TREASURER	18,694	04/13/04

Total	$1,924,461

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended April 30, 2004

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
OKLAHOMA TAX COMMISSION	Sales Tax	$1,831	04/06/04
CALIFORNIA HIGH COST FUND—A	Gross Receipts Tax	51	04/07/04
NECA VUSF	Gross Receipts Tax	253	04/07/04
PUBLIC SERVICE BOARD	Gross Receipts Tax	500	04/07/04
UNIVERSAL LIFETIME TELEPHONE SE	Gross Receipts Tax	342	04/07/04
CALIFORNIA HIGH COST FUND—B	Sales Tax	684	04/07/04
DEAF TRUST	Sales Tax	92	04/07/04
CITY OF BALDWIN PARK	Utility Tax	4,371	04/07/04
CITY OF BEAUMONT	Utility Tax	2,684	04/07/04
CITY OF FONTANA	Utility Tax	425	04/07/04
CITY OF RIALTO	Utility Tax	624	04/07/04
CITY OF SANTA MONICA	Utility Tax	336	04/07/04
ALABAMA DEPARTMENT OF REVENUE	Gross Receipts Tax	267	04/08/04
ARIZONA DEPARTMENT OF REVENUE	Gross Receipts Tax	11	04/08/04
COLORADO DEPARTMENT OF REVENUE	Gross Receipts Tax	136	04/08/04
NECA TX USF	Gross Receipts Tax	7	04/08/04
STATE OF NEW HAMPSHIRE	Gross Receipts Tax	1,785	04/08/04
IDAHO UNIVERSAL SERVICE	Gross Receipts Tax	22	04/08/04
ARIZONA DEPARTMENT OF REVENUE	Sales Tax	24	04/08/04
COLORADO DEPARTMENT OF REVENUE	Sales Tax	424	04/08/04
KENTUCKY STATE TREASURER	Sales Tax	—	04/08/04
MISSISSIPPI STATE TAX COMMISSIO	Sales Tax	47,324	04/08/04
NEW JERSEY SALES TAX	Sales Tax	685	04/08/04
NORTH CAROLINA DEPT OF REVENUE	Sales Tax	573	04/08/04
STATE OF MICHIGAN	Sales Tax	332	04/08/04
STATE OF RHODE ISLAND	Sales Tax	29	04/08/04
STATE TAX DEPARTMENT	Sales Tax	127,722	04/08/04
CITY OF BRAWLEY	Utility Tax	6,603	04/08/04
CITY OF FONTANA	Utility Tax	41,605	04/08/04
CITY OF HERMOSA BEACH	Utility Tax	19,171	04/08/04
CITY OF HOLTVILLE	Utility Tax	1,737	04/08/04
CITY OF LA HABRA	Utility Tax	26,298	04/08/04
CITY OF MORENO VALLEY	Utility Tax	69,894	04/08/04
CITY OF PICO RIVERA	Utility Tax	10,708	04/08/04
CITY OF PLACENTIA	Utility Tax	15,346	04/08/04
CITY OF PORT HUENEME	Utility Tax	9,298	04/08/04
CITY OF REDONDO BEACH CA	Utility Tax	43,368	04/08/04
CITY OF RIALTO	Utility Tax	46,341	04/08/04
CITY OF SAN BERNARDINO	Utility Tax	75,340	04/08/04
CITY OF SAN BUENAVENTURA	Utility Tax	34,066	04/08/04
CITY OF SANTA MONICA	Utility Tax	183,882	04/08/04
STATE OF NEW HAMPSHIRE	Utility Tax	73,816	04/08/04
TOWN OF MT CRESTED BUTTE	Utility Tax	1,583	04/08/04
INTERNAL REVENUE SERVICE	Federal Excise Tax	40,226	04/09/04
CITY OF KELSO	Gross Receipts Tax	77	04/09/04

CITY OF PULLMAN	Gross Receipts Tax	16	04/09/04
CITY OF VANCOUVER	Gross Receipts Tax	11	04/09/04
GEORGIA DEPARTMENT OF REVENUE	Gross Receipts Tax	58	04/09/04
ILLINOIS DEPARTMENT OF REVENUE	Gross Receipts Tax	3	04/09/04
NECA MTEAF	Gross Receipts Tax	38	04/09/04
COMMONWEALTH OF MASS	Sales Tax	4,173	04/09/04
GEORGIA DEPARTMENT OF REVENUE	Sales Tax	99	04/09/04
IDAHO STATE TAX COMMISSION	Sales Tax	504	04/12/04
INDIANA DEPT OF REVENUE	Sales Tax	2,158	04/12/04
TENNESSEE DEPT OF REVENUE	Gross Receipts Tax	97	04/13/04
BUREAU OF TAXATION	Sales Tax	384	04/13/04
IDAHO STATE TAX COMMISSION	Sales Tax	2,964	04/13/04
NORTH CAROLINA DEPT OF REVENUE	Sales Tax	20,107	04/13/04
TENNESSEE DEPT OF REVENUE	Sales Tax	1,090	04/13/04
BOYD COUNTY SCHOOL D	Gross Receipts Tax	15	04/14/04
DAVIESS CO BOARD OF EDUCATION	Gross Receipts Tax	19	04/14/04
MADISON COUNTY SCHOOL DISTRICT	Gross Receipts Tax	40	04/14/04
PUBLIC SERVICE COMMISSION	Gross Receipts Tax	225	04/14/04
UNIVERSAL SERVICE ADMINSTRATIVE	Gross Receipts Tax	34,304	04/14/04
WASHINGTON DEPT OF REVENUE	Gross Receipts Tax	43	04/14/04
NYS SALES TAX PROCESSING	Sales Tax	9,651	04/14/04
PA DEPARTMENT OF REV	Sales Tax	37	04/14/04
PA DEPT. OF REVENUE	Sales Tax	14,827	04/14/04
TREASURER STATE OF OHIO	Sales Tax	20,798	04/14/04
WASHINGTON DEPT OF REVENUE	Sales Tax	275	04/14/04
ASHLAND INDEPENDENT BOARD OF	Utility Tax	10,560	04/14/04
BATH COUNTY SCHOOL D	Utility Tax	1,316	04/14/04
BEREA INDEPENDENT SCHOOL DIST	Utility Tax	1,621	04/14/04
BOURBON COUNTY SCHOOL	Utility Tax	542	04/14/04
BOYD COUNTY SCHOOL D	Utility Tax	2,818	04/14/04
BOYLE COUNTY SCHOOL DISTRICT	Utility Tax	1,539	04/14/04
BREATHITT COUNTY SCH	Utility Tax	1,113	04/14/04
BRECKINRIDGE COUNTY BOARD OF	Utility Tax	773	04/14/04
BURGIN EDUCATION BO	Utility Tax	330	04/14/04
BUTLER COUNTY SCHOOL DISTRICT	Utility Tax	91	04/14/04
CARTER COUNTY SCHOOL	Utility Tax	1,679	04/14/04
CITY OF HARRISONBURG TREASURER	Utility Tax	302	04/14/04
CITY OF RICHMOND	Utility Tax	5,929	04/14/04
CITY OF WINCHESTER	Utility Tax	893	04/14/04
CLOVERPORT BOARD OF EDUCATION	Utility Tax	272	04/14/04
DANVILLE INDEPENDENT SCHOOL DIS	Utility Tax	4,771	04/14/04
DAVIESS CO BOARD OF EDUCATION	Utility Tax	508	04/14/04
ELLIOTT COUNTY SCHOO	Utility Tax	462	04/14/04
FRANKLIN COUNTY SCHOOL DISTRICT	Utility Tax	102	04/14/04
GARRARD COUNTY SCHOOL DISTRICT	Utility Tax	517	04/14/04
HANCOCK COUNTY BOARD OF	Utility Tax	877	04/14/04
HARLAN COUNTY SCHOOL	Utility Tax	262	04/14/04
HARRISON COUNTY SCHOOL DISTRICT	Utility Tax	2,677	04/14/04
HARRODSBURG BOARD OF EDUCATION	Utility Tax	2,668	04/14/04
HENDERSON CO BOARD OF EDUCATION	Utility Tax	2,500	04/14/04
JACKSON INDEPENDENT SCHOOLS	Utility Tax	572	04/14/04
LEE COUNTY SCHOOL DI	Utility Tax	1,112	04/14/04
LESLIE COUNTY SCHOOL	Utility Tax	1,000	04/14/04
LETCHER COUNTY BOARD OF EDUCATI	Utility Tax	778	04/14/04

LEWIS COUNTY BOARD OF	Utility Tax	958	04/14/04
LEWIS COUNTY SCHOOL	Utility Tax	275	04/14/04
LINCOLN COUNTY BOARD OF EDUCATI	Utility Tax	1,319	04/14/04
LOGAN COUNTY SCHOOL DISTRICT	Utility Tax	32	04/14/04
MARION COUNTY SCHOOL	Utility Tax	1,224	04/14/04
MCLEAN COUNTY SCHOOL DISTRICT	Utility Tax	895	04/14/04
MENIFEE COUNTY SCHOO	Utility Tax	678	04/14/04
MERCER COUNTY SCHOOL DISTRICT	Utility Tax	1,722	04/14/04
MORGAN COUNTY SCHOOL	Utility Tax	1,818	04/14/04
NELSON COUNTY BOARD OF EDUCATIO	Utility Tax	1,151	04/14/04
NICHOLAS COUNTY SCHO	Utility Tax	434	04/14/04
OHIO COUNTY SCHOOL DISTRICT	Utility Tax	24	04/14/04
OWSLEY COUNTY BOARD OF EDUCATIO	Utility Tax	420	04/14/04
PARIS INDEPENDENT SCHOOLS	Utility Tax	3,036	04/14/04
PERRY COUNTY SCHOOL	Utility Tax	310	04/14/04
POWELL COUNTY SCHOOL	Utility Tax	2,971	04/14/04
ROCKCASTLE COUNTY SCHOOL	Utility Tax	892	04/14/04
UNION COUNTY SCHOOL DISTRICT	Utility Tax	2,970	04/14/04
WASHINGTON COUNTY BOARD OF EDU	Utility Tax	415	04/14/04
WEBSTER COUNTY BOARD OF	Utility Tax	805	04/14/04
WOLFE COUNTY SCHOOL	Utility Tax	931	04/14/04
WOODFORD COUNTY BOARD OF ED	Utility Tax	4,887	04/14/04
CHESTERFIELD COUNTY	911 Surcharge	166	04/15/04
CITY OF KALAMA	Gross Receipts Tax	16	04/15/04
CITY OF LONGVIEW	Gross Receipts Tax	214	04/15/04
MAINE REVENUE SERVICES	Sales Tax	272,248	04/15/04
ALBEMARLE COUNTY	Utility Tax	616	04/15/04
BEDFORD COUNTY	Utility Tax	10	04/15/04
CHESTERFIELD COUNTY	Utility Tax	12	04/15/04
CITY OF CHARLOTTSVILLE	Utility Tax	2,772	04/15/04
CITY OF RICHMOND	Utility Tax	3,197	04/15/04
HENRICO COUNTY	Utility Tax	2,850	04/15/04
SCOTT COUNTY SCHOOL	Utility Tax	7,381	04/15/04
TREASURER OF HANOVER COUNTY	Utility Tax	99	04/15/04
CITY OF COLORADO SPRINGS	Sales Tax	427	04/16/04
VA DEPARTMENT OF TAXATION	Sales Tax	237	04/16/04
VIRGINIA DEPARTMENT OF TAXATION	Sales Tax	16,252	04/16/04
WASHINGTON DEPT OF REVENUE	Sales Tax	3,235	04/16/04
CITY OF CHARLOTTSVILLE	Utility Tax	54,497	04/16/04
CITY OF WAYNESBORO	Utility Tax	30,186	04/16/04
CITY OF WINCHESTER	Utility Tax	18,073	04/16/04
DAVIESS CO BOARD OF EDUCATION	Utility Tax	18,354	04/16/04
JESSAMINE COUNTY BOARD OF EDUCA	Utility Tax	7,335	04/16/04
LAUREL COUNTY SCHOOL	Utility Tax	17,571	04/16/04
MADISON COUNTY SCHOOL DISTRICT	Utility Tax	12,452	04/16/04
OWENSBORO BOARD OF EDUCATION	Utility Tax	13,042	04/16/04
RUSSELL INDEPENDENT	Utility Tax	6,142	04/16/04
TOWN OF BLACKSBURG	Utility Tax	15,502	04/16/04
TOWN OF SOUTH BOSTON	Utility Tax	4,832	04/16/04
PETERSBURG CITY	Utility Tax	20,882	04/16/04
CITY OF ARCADIA	Gross Receipts Tax	11	04/19/04
CITY OF BEAUMONT	Gross Receipts Tax	8	04/19/04
CITY OF COVINA	Gross Receipts Tax	6	04/19/04
CITY OF CULVER CITY	Gross Receipts Tax	7	04/19/04

CITY OF DESERT HOT SPRINGS	Gross Receipts Tax	8	04/19/04
CITY OF FONTANA	Gross Receipts Tax	16	04/19/04
CITY OF HAWTHORNE	Gross Receipts Tax	6	04/19/04
CITY OF HERMOSA BEACH	Gross Receipts Tax	24	04/19/04
CITY OF HOLTVILLE	Gross Receipts Tax	5	04/19/04
CITY OF LA HABRA	Gross Receipts Tax	27	04/19/04
CITY OF LA VERNE	Gross Receipts Tax	17	04/19/04
CITY OF LONG BEACH	Gross Receipts Tax	7	04/19/04
CITY OF LOS ANGELES	Gross Receipts Tax	1,072	04/19/04
CITY OF MORENO VALLEY	Gross Receipts Tax	53	04/19/04
CITY OF PASADENA	Gross Receipts Tax	6	04/19/04
CITY OF PLACENTIA	Gross Receipts Tax	6	04/19/04
CITY OF PORT HUENEME	Gross Receipts Tax	6	04/19/04
CITY OF REDONDO BEACH	Gross Receipts Tax	56	04/19/04
CITY OF RIVERSIDE	Gross Receipts Tax	12	04/19/04
CITY OF SAN BERNARDINO	Gross Receipts Tax	18	04/19/04
CITY OF SANTA ANA	Gross Receipts Tax	32	04/19/04
CITY OF SANTA MONICA	Gross Receipts Tax	119	04/19/04
CITY OF SEAL BEACH	Gross Receipts Tax	23	04/19/04
CITY OF SIERRA MADRE	Gross Receipts Tax	6	04/19/04
CITY OF VENTURA	Gross Receipts Tax	21	04/19/04
CITY OF WHITTIER	Gross Receipts Tax	14	04/19/04
TREASURER STATE OF OHIO	Sales Tax	1,225	04/19/04
VERMONT DEPT OF TAXES	Sales Tax	330,395	04/19/04
COUNTY OF MONTGOMERY	Utility Tax	9,263	04/19/04
CITY OF GLENDALE	Gross Receipts Tax	7	04/20/04
FLORIDA DEPT OF REVENUE	Gross Receipts Tax	22,524	04/20/04
MINNESOTA REVENUE	Gross Receipts Tax	—	04/20/04
PA DEPARTMENT OF REVENUE	Gross Receipts Tax	169	04/20/04
ALABAMA DEPT OF REVENUE	Sales Tax	120	04/20/04
COLORADO DEPARTMENT OF REVENUE	Sales Tax	3,351	04/20/04
COMPTROLLER OF MD	Sales Tax	14,986	04/20/04
FLORIDA DEPT OF REVENUE	Sales Tax	91,852	04/20/04
INDIANA DEPT OF REVENUE	Sales Tax	29,092	04/20/04
KENTUCKY REVENUE CABINET	Sales Tax	2,132	04/20/04
MINNESOTA REVENUE	Sales Tax	5	04/20/04
PA DEPARTMENT OF REVENUE	Sales Tax	181,937	04/20/04
SOUTH CAROLINA DEPARTMENT OF	Sales Tax	67,708	04/20/04
TENNESSEE DEPT OF REVENUE	Sales Tax	52,079	04/20/04
GEORGIA DEPT OF REVENUE	Sales Tax	15,126	04/20/04
FLORIDA DEPT OF REVENUE	Telecommunications Tax	3,385,522	04/20/04
CITY OF KELSO	Utility Tax	19,276	04/20/04
CITY OF LONGVIEW	Utility Tax	65,024	04/20/04
ALBEMARLE COUNTY	911 Surcharge	4,202	04/21/04
AMHERST COUNTY	911 Surcharge	8	04/21/04
CAMPBELL COUNTY	911 Surcharge	134	04/21/04
CATTARAUGUS COUNTY	911 Surcharge	22	04/21/04
CITY OF CHARLOTTESVILLE	911 Surcharge	2,158	04/21/04
CITY OF DANVILLE	911 Surcharge	3,964	04/21/04
CITY OF HARRISONBURG TREASURER	911 Surcharge	12	04/21/04
CITY OF LYNCHBURG	911 Surcharge	582	04/21/04
CITY OF RICHMOND	911 Surcharge	1,780	04/21/04
CITY OF STAUNTON	911 Surcharge	52	04/21/04
CITY OF WINCHESTER	911 Surcharge	1,212	04/21/04

COUNTY OF GENESEE	911 Surcharge	9	04/21/04
DIRECTOR OF FINANCE	911 Surcharge	26	04/21/04
ERIE COUNTY COMPTROLLER	911 Surcharge	5,915	04/21/04
FAUQUIER COUNTY TREASURER	911 Surcharge	24	04/21/04
FREDRICK COUNTY TREASURER	911 Surcharge	184	04/21/04
GREENE COUNTY	911 Surcharge	14	04/21/04
HENRICO COUNTY	911 Surcharge	1,481	04/21/04
PAGE COUNTY	911 Surcharge	15	04/21/04
PITTSYLVANIA COUNTY	911 Surcharge	81	04/21/04
POWHATAN COUNTY TREASURER	911 Surcharge	36	04/21/04
SPOTSYLVANIA COUNTY	911 Surcharge	48	04/21/04
TREASURER OF HANOVER COUNTY	911 Surcharge	405	04/21/04
WARREN COUNTY TREASURER	911 Surcharge	12	04/21/04
WYOMING COUNTY NY	911 Surcharge	13	04/21/04
KANSAS DEPT OF REVENUE	Gross Receipts Tax	12	04/21/04
PUBLIC UTILITY COMMISSION OF	Gross Receipts Tax	11	04/21/04
KANSAS DEPT OF REVENUE	Sales Tax	42	04/21/04
MASS DEPT OF REVENUE	Sales Tax	1,429	04/21/04
WEST VIRGINIA DEPT OF TAX	Sales Tax	159,425	04/21/04
BOARD OF EQUALIZATION	Sales Tax	85	04/22/04
COMPTROLLER, CITY OF BUFFALO	Utility Tax	11,595	04/22/04
INTERNAL REVENUE SERVICE	Federal Excise Tax	38,185	04/23/04
BOARD OF EQUALIZATION	Sales Tax	28	04/24/04
STATE OF CONNECTICUT	Sales Tax	194	04/24/04
KANSAS DEPT OF REVENUE	Sales Tax	18,631	04/26/04
DEPT OF REVENUE	Gross Receipts Tax	1	04/27/04
TREASURER STATE OF OHIO	Gross Receipts Tax	1,473	04/27/04
BOARD OF EQUALIZATION	Sales Tax	193	04/27/04
DEPT OF REVENUE	Sales Tax	95	04/27/04
NYS SALES TAX PROCESSING	Sales Tax	61,476	04/27/04
TREASURER OF STATE OF OHIO	Sales Tax	5,662	04/27/04
TREASURER STATE OF OHIO	Sales Tax	118,924	04/27/04
BOARD OF EQUALIZATION	911 Surcharge	232	04/28/04
MONTANA DEPT OF REVENUE	Gross Receipts Tax	19	04/30/04
BOARD OF EQUALIZATION	Sales Tax	202	04/30/04
CONNECTICUT DEPT OF REVENUE	Sales Tax	358,093	04/30/04

Total		$6,699,955

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements
for the Month Ended April 30, 2004

LEGAL ENTITY	Account Number	Case Number	Disbursements
ACC CABLE COMMUNICATIONS FL-VA, LLC	081-02-41904	02-41904	$2,913,312
ACC CABLE HOLDINGS VA, INC.	081-02-41905	02-41905	—
ACC HOLDINGS II, LLC	081-02-41955	02-41955	—
ACC INVESTMENT HOLDINGS, INC.	081-02-41957	02-41957	250
ACC OPERATIONS, INC.	081-02-41956	02-41956	165,836
ACC TELECOMMUNICATIONS HOLDINGS LLC	081-02-41864	02-41864	—
ACC TELECOMMUNICATIONS LLC	081-02-41863	02-41863	124,800
ACC TELECOMMUNICATIONS OF VIRGINIA LLC	081-02-41862	02-41862	984
ACC-AMN HOLDINGS, LLC	081-02-41861	02-41861	—
ADELPHIA ACQUISITION SUBSIDIARY, INC.	081-02-41860	02-41860	—
ADELPHIA ARIZONA, INC.	081-02-41859	02-41859	—
ADELPHIA BLAIRSVILLE, LLC	081-02-41735	02-41735	—
ADELPHIA CABLE PARTNERS, LP	081-02-41902	02-41902	5,147,890
ADELPHIA CABLEVISION ASSOCIATES, LP	081-02-41913	02-41913	474,396
ADELPHIA CABLEVISION CORP.	081-02-41752	02-41752	955,213
ADELPHIA CABLEVISION OF BOCA RATON, LLC	081-02-41751	02-41751	2,188,002
ADELPHIA CABLEVISION OF FONTANA, LLC	081-02-41755	02-41755	—
ADELPHIA CABLEVISION OF INLAND EMPIRE, LLC	081-02-41754	02-41754	5,508,817
ADELPHIA CABLEVISION OF NEW YORK, INC.	081-02-41892	02-41892	3,932,978
ADELPHIA CABLEVISION OF NEWPORT BEACH, LLC	081-02-41947	02-41947	493,168
ADELPHIA CABLEVISION OF ORANGE COUNTY II, LLC	081-02-41781	02-41781	537,628
ADELPHIA CABLEVISION OF ORANGE COUNTY, LLC	081-02-41946	02-41946	558,993
ADELPHIA CABLEVISION OF SAN BERNANDINO, LLC	081-02-41753	02-41753	—
ADELPHIA CABLEVISION OF SANTA ANA, LLC	081-02-41831	02-41831	2,204,100
ADELPHIA CABLEVISION OF SEAL BEACH, LLC	081-02-41757	02-41757	173,545
ADELPHIA CABLEVISION OF SIMI VALLEY, LLC	081-02-41830	02-41830	1,877,031
ADELPHIA CABLEVISION OF THE KENNEBUNKS, LLC	081-02-41943	02-41943	327,290
ADELPHIA CABLEVISION OF WEST PALM BEACH III, LLC	081-02-41783	02-41783	499,109
ADELPHIA CABLEVISION OF WEST PALM BEACH IV, LLC	081-02-41766	02-41766	1,911,951
ADELPHIA CABLEVISION OF WEST PALM BEACH V, LLC	081-02-41764	02-41764	275,905
ADELPHIA CABLEVISION, LLC	081-02-41858	02-41858	125,699,080
ADELPHIA CALIFORNIA CABLEVISION, LLC	081-02-41942	02-41942	3,480,877
ADELPHIA CENTRAL PENNSYLVANIA, LLC	081-02-41950	02-41950	5,000,567

ADELPHIA CLEVELAND, LLC	081-02-41793	02-41793	13,223,034
ADELPHIA COMMUNICATIONS CORPORATION	081-02-41729	02-41729	6,573
ADELPHIA COMMUNICATIONS INTERNATIONAL, INC.	081-02-41857	02-41857	250
ADELPHIA COMMUNICATIONS OF CALIFORNIA II, LLC	081-02-41748	02-41748	5,848,019
ADELPHIA COMMUNICATIONS OF CALIFORNIA III, LLC	081-02-41817	02-41817	1,463,605
ADELPHIA COMMUNICATIONS OF CALIFORNIA, LLC	081-02-41749	02-41749	196,133
ADELPHIA COMPANY OF WESTERN CONNECTICUT	081-02-41801	02-41801	3,886,658
ADELPHIA GENERAL HOLDINGS III, LLC	081-02-41854	02-41854	—
ADELPHIA GP HOLDINGS, LLC	081-02-41829	02-41829	—
ADELPHIA GS CABLE, LLC	081-02-41908	02-41908	2,435,208
ADELPHIA HARBOR CENTER HOLDINGS LLC	081-02-41853	02-41853	250
ADELPHIA HOLDINGS 2001, LLC	081-02-41926	02-41926	—
ADELPHIA INTERNATIONAL II, LLC	081-02-41856	02-41856	250
ADELPHIA INTERNATIONAL III, LLC	081-02-41855	02-41855	250
ADELPHIA MOBILE PHONES, INC.	081-02-41852	02-41852	250
ADELPHIA OF THE MIDWEST, INC.	081-02-41794	02-41794	250
ADELPHIA PINELLAS COUNTY, LLC	081-02-41944	02-41944	—
ADELPHIA PRESTIGE CABLEVISION, LLC	081-02-41795	02-41795	5,832,475
ADELPHIA TELECOMMUNICATIONS OF FLORIDA, INC.	081-02-41939	02-41939	29,329
ADELPHIA TELECOMMUNICATIONS, INC.	081-02-41851	02-41851	1,005,586
ADELPHIA WELLSVILLE, LLC	081-02-41850	02-41850	317,528
ADELPHIA WESTERN NEW YORK HOLDINGS, LLC	081-02-41849	02-41849	500
ARAHOVA COMMUNICATIONS, INC.	081-02-41815	02-41815	895
ARAHOVA HOLDINGS, LLC	081-02-41893	02-41893	250
BADGER HOLDING CORP	081-02-41792	02-41792	250
BETTER TV INC. OF BENNINGTON	081-02-41914	02-41914	337,915
BLACKSBURG/SALEM CABLEVISION, INC.	081-02-41759	02-41759	1,260,559
BRAZAS COMMUNICATIONS, INC.	081-02-41804	02-41804	250
BUENAVISION TELECOMMUNICATIONS, INC.	081-02-41938	02-41938	659,404
CABLE SENTRY CORPORATION	081-02-41894	02-41894	—
CALIFORNIA AD SALES, LLC	081-02-41945	02-41945	—
CCC-III, INC.	081-02-41867	02-41867	—
CCC-INDIANA, INC.	081-02-41937	02-41937	—
CCH INDIANA, LP	081-02-41935	02-41935	—
CDA CABLE, INC.	081-02-41879	02-41879	176,070
CENTURY ADVERTISING, INC.	081-02-41731	02-41731	250
CENTURY ALABAMA CORP	081-02-41889	02-41889	129,784
CENTURY ALABAMA HOLDING CORP	081-02-41891	02-41891	—
CENTURY AUSTRALIA COMMUNICATIONS CORP	081-02-41738	02-41738	250
CENTURY BERKSHIRE CABLE CORP	081-02-41762	02-41762	533,239
CENTURY CABLE HOLDING CORP	081-02-41814	02-41814	1,977
CENTURY CABLE HOLDINGS, LLC	081-02-41812	02-41812	14,331,875
CENTURY CABLE MANAGEMENT CORPORATION	081-02-41887	02-41887	262,165
CENTURY CABLE OF SOUTHERN CALIFORNIA	081-02-41745	02-41745	—

CENTURY CABLEVISION HOLDINGS, LLC	081-02-41936	02-41936	2,334,289
CENTURY CAROLINA CORP	081-02-41886	02-41886	855,893
CENTURY COLORADO SPRINGS CORP	081-02-41736	02-41736	146,345
CENTURY COLORADO SPRINGS PARTNERSHIP	081-02-41774	02-41774	5,578,263
CENTURY COMMUNICATIONS CORPORATION	081-02-12834	02-12834	1,708,197
CENTURY CULLMAN CORP	081-02-41888	02-41888	344,309
CENTURY ENTERPRISE CABLE CORP	081-02-41890	02-41890	313,569
CENTURY EXCHANGE, LLC	081-02-41744	02-41744	250
CENTURY FEDERAL, INC.	081-02-41747	02-41747	—
CENTURY GRANITE CABLE TELEVISION CORP.	081-02-41779	02-41779	—
CENTURY HUNTINGTON COMPANY	081-02-41885	02-41885	2,089,939
CENTURY INDIANA CORP	081-02-41768	02-41768	250
CENTURY INVESTMENT HOLDING CORP	081-02-41740	02-41740	250
CENTURY INVESTORS, INC.	081-02-41733	02-41733	250
CENTURY ISLAND ASSOCIATES, INC.	081-02-41771	02-41771	32,720
CENTURY ISLAND CABLE TELEVISION CORP	081-02-41772	02-41772	250
CENTURY KANSAS CABLE TELEVISION CORP	081-02-41884	02-41884	162,057
CENTURY LYKENS CABLE CORP	081-02-41883	02-41883	189,155
CENTURY MENDOCINO CABLE TELEVISION, INC.	081-02-41780	02-41780	437,285
CENTURY MISSISSIPPI CORP	081-02-41882	02-41882	476,280
CENTURY MOUNTAIN CORP	081-02-41797	02-41797	150,864
CENTURY NEW MEXICO CABLE TELEVISION CORP.	081-02-41784	02-41784	757
CENTURY NORWICH CORP	081-02-41881	02-41881	1,181,278
CENTURY OHIO CABLE TELEVISION CORP	081-02-41811	02-41811	646,805
CENTURY OREGON CABLE CORP	081-02-41739	02-41739	324
CENTURY PACIFIC CABLE TV INC	081-02-41746	02-41746	—
CENTURY PROGRAMMING, INC.	081-02-41732	02-41732	250
CENTURY REALTY CORP.	081-02-41813	02-41813	—
CENTURY SHASTA CABLE TELEVISION CORP	081-02-41880	02-41880	250
CENTURY SOUTHWEST COLORADO CABLE TELEVISION CORP	081-02-41770	02-41770	250
CENTURY TRINIDAD CABLE TELEVISION CORP.	081-02-41790	02-41790	113,584
CENTURY VIRGINIA CORP	081-02-41796	02-41796	492,799
CENTURY VOICE AND DATA COMMUNICATIONS, INC.	081-02-41737	02-41737	250
CENTURY WARRICK CABLE CORP.	081-02-41763	02-41763	250
CENTURY WASHINGTON CABLE TELEVISION, INC.	081-02-41878	02-41878	250
CENTURY WYOMING CABLE TELEVISION CORP.	081-02-41789	02-41789	120,205
CENTURY-TCI CALIFORNIA COMMUNICATIONS, LP	081-02-41743	02-41743	511,986
CENTURY-TCI CALIFORNIA, LP	081-02-41741	02-41741	46,237,558
CENTURY-TCI HOLDINGS, LLC	081-02-41742	02-41742	250
CHELSEA COMMUNICATIONS, INC.	081-02-41923	02-41923	1,319
CHELSEA COMMUNICATIONS, LLC	081-02-41924	02-41924	8,732,168
CHESTNUT STREET SERVICES, LLC	081-02-41842	02-41842	—
CLEAR CABLEVISION, INC.	081-02-41756	02-41756	—
CMA CABLEVISION ASSOCIATES VII, LP	081-02-41808	02-41808	483,822
CMA CABLEVISION ASSOCIATES XI, LP	081-02-41807	02-41807	118,842
CORAL SECURITY, INC	081-02-41895	02-41895	—
COWLITZ CABLEVISION, INC.	081-02-41877	02-41877	809,620

CP-MDU I LLC	081-02-41940	02-41940	—
CP-MDU II LLC	081-02-41941	02-41941	—
E & E CABLE SERVICE, INC.	081-02-41785	02-41785	250
EASTERN VIRGINIA CABLEVISION HOLDINGS, LLC	081-02-41799	02-41799	250
EASTERN VIRGINIA CABLEVISION, LP	081-02-41800	02-41800	471,794
EMPIRE SPORTS NETWORK, LP	081-02-41844	02-41844	365,434
FAE CABLE MANAGEMENT CORP	081-02-41734	02-41734	250
FOP INDIANA, LP	081-02-41816	02-41816	361,756
FRONTIERVISION ACCESS PARTNERS, LLC	081-02-41819	02-41819	2,117,722
FRONTIERVISION CABLE NEW ENGLAND, INC.	081-02-41822	02-41822	938,648
FRONTIERVISION CAPITAL CORPORATION	081-02-41820	02-41820	250
FRONTIERVISION HOLDINGS CAPITAL CORPORATION	081-02-41824	02-41824	250
FRONTIERVISION HOLDINGS CAPITAL II CORPORATION	081-02-41823	02-41823	250
FRONTIERVISION HOLDINGS, LLC	081-02-41827	02-41827	250
FRONTIERVISION HOLDINGS, LP	081-02-41826	02-41826	250
FRONTIERVISION OPERATING PARTNERS, LLC	081-02-41825	02-41825	250
FRONTIERVISION OPERATING PARTNERS, LP	081-02-41821	02-41821	27,122,626
FRONTIERVISION PARTNERS, LP	081-02-41828	02-41828	250
FT MYERS CABLEVISION, LLC	081-02-41948	02-41948	7
FT. MYERS ACQUISITION LIMITED PARTNERSHIP	081-02-41949	02-41949	250
GENESIS CABLE COMMUNICATIONS SUBSIDIARY, LLC	081-02-41903	02-41903	—
GLOBAL ACQUISITION PARTNERS, LP	081-02-41933	02-41933	1,530,307
GLOBAL CABLEVISION II, LLC	081-02-41934	02-41934	250
GRAFTON CABLE COMPANY	081-02-41788	02-41788	250
GS CABLE, LLC	081-02-41907	02-41907	3,006,050
GS TELECOMMUNICATIONS LLC	081-02-41906	02-41906	—
HARRON CABLEVISION OF NEW HAMPSHIRE, INC.	081-02-41750	02-41750	2,084,044
HUNTINGTON CATV, INC.	081-02-41765	02-41765	—
IMPERIAL VALLEY CABLEVISION, INC.	081-02-41876	02-41876	737,931
KALAMAZOO COUNTY CABLEVISION, INC.	081-02-41922	02-41922	335
KEY BISCAYNE CABLEVISION	081-02-41898	02-41898	113,282
KOOTENAI CABLE, INC.	081-02-41875	02-41875	874,243
LAKE CHAMPLAIN CABLE TELEVISION CORPORATION	081-02-41911	02-41911	223,190
LEADERSHIP ACQUISITION LIMITED PARTNERSHIP	081-02-41931	02-41931	—
LOUISA CABLEVISION, INC.	081-02-41760	02-41760	23,943
MANCHESTER CABLEVISION, INC.	081-02-41758	02-41758	2
MARTHA'S VINEYARD CABLEVISION, LP	081-02-41805	02-41805	269,904
MERCURY COMMUNICATIONS, INC.	081-02-41840	02-41840	58,460
MICKELSON MEDIA OF FLORIDA, INC.	081-02-41874	02-41874	257,059
MICKELSON MEDIA, INC.	081-02-41782	02-41782	125,835
MONTGOMERY CABLEVISION, INC.	081-02-41848	02-41848	250
MONUMENT COLORADO CABLEVISION, INC.	081-02-41932	02-41932	150,240
MOUNTAIN CABLE COMMUNICATIONS CORPORATION	081-02-41916	02-41916	454
MOUNTAIN CABLE COMPANY, LP	081-02-41909	02-41909	5,356,837

MT. LEBANON CABLEVISION, INC	081-02-41920	02-41920	—
MULTI-CHANNEL TV CABLE COMPANY	081-02-41921	02-41921	553,466
NATIONAL CABLE ACQUISITION ASSOCIATES, LP	081-02-41952	02-41952	2,878,586
OLYMPUS CABLE HOLDINGS, LLC	081-02-41925	02-41925	5,961,920
OLYMPUS CAPITAL CORPORATION	081-02-41930	02-41930	250
OLYMPUS COMMUNICATIONS HOLDINGS, LLC	081-02-41953	02-41953	—
OLYMPUS COMMUNICATIONS, LP	081-02-41954	02-41954	1,799
OLYMPUS SUBSIDIARY, LLC	081-02-41928	02-41928	—
OWENSBORO INDIANA, LP	081-02-41773	02-41773	—
OWENSBORO ON THE AIR, INC.	081-02-41777	02-41777	500
OWENSBORO-BRUNSWICK, INC.	081-02-41730	02-41730	3,775,427
PAGE TIME, INC.	081-02-41839	02-41839	989
PARAGON CABLE TELEVISION, INC.	081-02-41778	02-41778	844
PARAGON CABLEVISION CONSTRUCTION CORPORATION	081-02-41775	02-41775	—
PARAGON CABLEVISION MANAGEMENT CORPORATION	081-02-41776	02-41776	—
PARNASSOS COMMUNICATIONS, LP	081-02-41846	02-41846	223,154
PARNASSOS HOLDINGS, LLC	081-02-41845	02-41845	—
PARNASSOS, LP	081-02-41843	02-41843	17,976,659
PERICLES COMMUNICATIONS CORPORATION	081-02-41919	02-41919	454
PULLMAN TV CABLE CO., INC.	081-02-41873	02-41873	364,711
RENTAVISION OF BRUNSWICK, INC.	081-02-41872	02-41872	209,473
RICHMOND CABLE TELEVISION CORPORATION	081-02-41912	02-41912	68,296
RIGPAL COMMUNICATIONS, INC.	081-02-41917	02-41917	—
ROBINSON/PLUM CABLEVISION, LP	081-02-41927	02-41927	475,238
S/T CABLE CORPORATION	081-02-41791	02-41791	250
SABRES, INC.	081-02-41838	02-41838	250
SCRANTON CABLEVISION, INC.	081-02-41761	02-41761	2,014,374
SENTINEL COMMUNICATIONS OF MUNCIE, INDIANA, INC.	081-02-41767	02-41767	—
SOUTHEAST FLORIDA CABLE, INC.	081-02-41900	02-41900	19,251,287
SOUTHWEST COLORADO CABLE INC.	081-02-41769	02-41769	162,220
SOUTHWEST VIRGINIA CABLE, INC.	081-02-41833	02-41833	893,457
STAR CABLE INC.	081-02-41787	02-41787	250
STARPOINT, LIMITED PARTNERSHIP	081-02-41897	02-41897	1,695,068
SVHH CABLE ACQUISITION, LP	081-02-41836	02-41836	1,015,187
SVHH HOLDINGS, LLC	081-02-41837	02-41837	—
TELE-MEDIA COMPANY OF HOPEWELL-PRINCE GEORGE	081-02-41798	02-41798	528,453
TELE-MEDIA COMPANY OF TRI-STATES, LP	081-02-41809	02-41809	—
TELE-MEDIA INVESTMENT PARTNERSHIP, LP	081-02-41951	02-41951	1,927,574
TELESAT ACQUISITION LIMITED PARTNERSHIP	081-02-41929	02-41929	—
TELESAT ACQUISITION, LLC	081-02-41871	02-41871	2,104,024
THE GOLF CLUB AT WENDING CREEK FARMS, LLC	081-02-41841	02-41841	250
THE MAIN INTERNETWORKS, INC.	081-02-41818	02-41818	—
THE WESTOVER TV CABLE CO., INC.	081-02-41786	02-41786	250
THREE RIVERS CABLE ASSOCIATES, LP	081-02-41910	02-41910	1,205,499
TIMOTHEOS COMMUNICATIONS, LP	081-02-41901	02-41901	250

TMC HOLDINGS CORPORATION	081-02-41803	02-41803	500
TMC HOLDINGS, LLC	081-02-41802	02-41802	—
TRI-STATES, LLC	081-02-41810	02-41810	250
UCA LLC	081-02-41834	02-41834	12,134,532
UPPER ST. CLAIR CABLEVISION INC	081-02-41918	02-41918	—
US TELE-MEDIA INVESTMENT COMPANY	081-02-41835	02-41835	250
VALLEY VIDEO, INC.	081-02-41870	02-41870	131,438
VAN BUREN COUNTY CABLEVISION, INC.	081-02-41832	02-41832	253,530
WARRICK CABLEVISION, INC	081-02-41866	02-41866	—
WARRICK INDIANA, LP	081-02-41865	02-41865	190,842
WELLSVILLE CABLEVISION, LLC	081-02-41806	02-41806	291,012
WEST BOCA ACQUISITION LIMITED PARTNERSHIP	081-02-41899	02-41899	1,325,223
WESTERN NY CABLEVSION, LP	081-02-41847	02-41847	—
WESTVIEW SECURITY, INC	081-02-41896	02-41896	—
WILDERNESS CABLE COMPANY	081-02-41869	02-41869	216,654
YOUNG'S CABLE TV CORP	081-02-41915	02-41915	337,658
YUMA CABLEVISION, INC.	081-02-41868	02-41868	1,018,099

Total			$416,050,235

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VII

Court Reporting schedules for Insurance Coverage

Coverage**	Company	Policy No.	Term
Commercial Property	Royal Indemnity Company	R2HD329266	05/16/03 - 05/16/04
Commercial General Liability	AIG (American Home Assurance Co)	4806103, 4806117, 4806148	12/15/03 - 12/15/04
Commercial Automobile Liability	AIG (American Home Assurance Co)	MA—5188717 VA—5188718 TX—5188719 All other states—5188716	12/15/03 - 12/15/04
Worker's Compensation	AIG (New Hampshire Ins. Co., AI South Insurance Co., and National Union Fire Insurance Co. of VT)	All states except monopolistic & CA; policy numbers 2981752, 2981753, 2981754 and 2981755	12/15/03 - 12/15/04
California	State Compensation Insurance Fund	1703671-03	05/16/03-05/16/04
Ohio	Ohio Bureau of Workers Compensation	1328524	Ongoing*
Washington State	WA Department of Labor & Industry	083 004 452	10/1/99 - Ongoing*
West Virginia	West Virginia Workers' Compensation	20104948 101	10/1/99 - Ongoing*
Wyoming	Wyoming Department of Employment	366575	10/1/99 - Ongoing*
International Package Policy (Liability & Foreign Voluntary Comp)	ACE USA (ACE American Insurance Co.)	PHF073190	10/15/03 - 10/15/04
Aircraft Policy	AIG (National Union Fire Insurance Co.)	GM3380176-01	11/01/03 - 11/01/04
Umbrella Liability	Zurich (American Guarantee & Liability Insurance Co.)	AUC937411600	05/16/03 - 05/16/04
Excess Umbrella Liability	XL Insurance America	US00006683L103A	05/16/03 - 05/16/04
Executive Protection (Special Crime)	Liberty Insurance Underwriters	180933013	12/19/03 - 12/19/04
New York Disability	Cigna	NYD 074487	07/01/03 - 07/01/04
Pollution Liability	Quanta Reinsurance U.S. Ltd.	On-site coverage (2000110) Off-site coverage(2000111)	01/01/04 - 01/01/05
Fiduciary Liability Insurance	Houston Casualty Co.	14MG03A2983	12/08/03 - 12/08/04
Directors & Officers Liability	AIG (National Union Insurance Co.)	7290984	12/31/03 - 12/31/04
Directors & Officers Liability Tail	Associated Electric & Gas Insurance Services Limited (AEGIS)	D0999A1A00	12/31/03 - 12/31/05 (Extension of Limit of Liability of 12/31/00-03 term)

Excess Directors & Officers Liability	U.S. Specialty Insurance Co. Hartford (Twin City Fire Ins. Co.) Hudson Insurance Co. Axis Reinsurance Co. Old Republic Insurance Co.	14MGU03A3639 00DA02209103 HN03031687 RBN502748 CUG27319	12/31/03 - 12/31/04
ERISA Bond	Hanover Insurance Co.	BDR1680832	05-16/03 - 05/16/04
Media Professional Liability	ACE (Illinois Union Insurance Company)	EON G21640104 002	01/22/04 - 01/22/05

*
Ongoing means until the policy is cancelled by Adelphia or carrier

**
The named insured is Adelphia Communications Corporation et al for all of the coverage except for Employee Dishonesty—ERISA whose named insured is Adelphia Communications Corporation Health Benefit Plan and Adelphia Communications Corporation Savings and Retirement Plan.

QuickLinks

  Exhibit 99.1